Silvore Fox Minerals Corp.

Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

SILVORE FOX MINERALS CORP.

Table of Contents

PAGE

Management’s Responsibility for the Consolidated Financial Statements	1
Independent Auditor’s Report	2 - 3
Consolidated Statements of Financial Position	4
Consolidated Statements of Loss and Comprehensive Loss	5
Consolidated Statements of Cash Flows	6
Consolidated Statements of Changes in Equity	7
Notes to the Consolidated Financial Statements	8 - 29

April 9, 2013

Management’s Responsibility for the Financial Statements

The accompanying consolidated financial statements of Silvore Fox Minerals Corp. have been prepared by the Company’s management in accordance with International Financial Reporting Standards and contain estimates based on management’s judgment. Internal control systems are maintained by management to provide reasonable assurances that assets are safeguarded and financial information is reliable.

The Board of Directors of the Company is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the financial statements and the accompanying management discussion and analysis. The Board carries out this responsibility principally through its Audit Committee.

The Audit Committee is appointed by the Board of Directors. It meets with the Company’s management and auditors and reviews internal control and financial reporting matters to ensure that management is properly discharging its responsibilities before submitting the financial statements to the Board of Directors for approval.

MSCM LLP, appointed as the Company’s auditors by the directors, has audited these consolidated financial statements and their report follows.

(signed) ‘Dr. Wenshan Zhang’	(signed) ‘Scott Franklin’, CFP, CA
Chief Executive Officer	Chief Financial Officer
Beijing, China	Mississauga, Ontario

Independent Auditor's Report

To the Shareholders of
Silvore Fox Minerals Corp.

Report on the Consolidated Financial Statements

We have audited the accompanying financial statements of Silvore Fox Minerals Corp., which comprise the consolidated statement of financial position as at December 31, 2012, and the consolidated statements of loss and comprehensive loss, cash flows, and changes in equity for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards ("IFRS"), and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

701 Evans Avenue, 8th Floor , Toronto ON M9C 1A3, Canada T (416) 626-6000 F (416) 626-8650 MSCM.CA

An Independent Firm Associated With Moore Stephens | MSCM.CA

Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Silvore Fox Minerals Corp. as at December 31, 2012, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of matter
Without modifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes material uncertainty and raises substantial doubt about the Company's ability to continue as a going concern.

Other matters
The consolidated financial statements as at December 31, 2011 and for the year ended December 31, 2011 were audited by other auditors who expressed an opinion without reservation on those financial statements in their audit report dated April 25, 2012.

Signed: “MSCM LLP”

Chartered Accountants
Licensed Public Accountants

Toronto, Ontario
April 9, 2013

SILVORE FOX MINERALS CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT DECEMBER 31, 2012 and 2011
(in Canadian dollars)

	Notes	2012	2011

ASSETS

Non-current assets
Exploration and evaluation assets	3	$7,094,257	$6,857,674
Equipment	4	69,865	89,444
		7,164,122	6,947,118

Current assets
Amounts receivable and prepaid expenses	5	58,631	193,747
Due from related party for capital contributions	10	252,307	-
Due from Chile Vendor	3d, 6 & 10	962,136	-
Cash and cash equivalents		82,069	747,397
		1,355,143	941,144

Total Assets		$8,519,265	$7,888,262

EQUITY AND LIABILITIES

Equity
Share capital	7	$13,407,435	$11,520,450
Options and broker warrants reserve		1,153,096	1,054,500
Contributed surplus		964,829	331,000
Deficit		(7,221,114)	(5,659,195)
		8,304,246	7,246,755

Current liabilities
Trade, related party and other payables	9 & 10	215,019	641,507

Total Equity and Liabilities		$8,519,265	$7,888,262

Nature and continuance of operations (Note 1)
Commitments and contingencies (Note 11)

They are signed on the Company’s behalf by:

(signed) “Wenshan Zhang”, Director	(signed) “Andrew L. Smith”, Director

See accompanying notes to the consolidated financial statements.

SILVORE FOX MINERALS CORP.
CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011
(in Canadian dollars)`

	Notes	2012	2011

Expenses
Management fees	10	$259,094	$270,615
Share-based compensation	7e & 10	125,257	561,000
Directors’ fees	10	58,000	88,500
Salaries and benefits		99,895	82,677
Consultants		64,784	91,937
Marketing and promotion		38,528	80,653
Travel, accommodation and meals		92,738	120,591
Rent		25,727	40,661
Office and general		108,524	89,410
Transfer agent fees		15,502	24,775
Professional and regulatory fees		183,350	172,827
Capital and other taxes		5,680	5,327
Investigation of new properties		-	89,431
Foreign exchange gains		(4,860)	-
Write-down of exploration and evaluation assets		474,457	268,050
Depreciation		15,365	18,398
		1,562,041	2,004,852

Operating loss		(1,562,041)	(2,004,852)

Other income (expense)
Interest income		5,645	11,247
Interest expense and bank charges		(5,523)	(3,562)
		122	7,685

Net loss and comprehensive loss
attributable to common
shareholders		$(1,561,919)	$(1,997,167)

Basic and diluted loss
per common share		($0.01)	($0.01)

Weighted-average number of
common shares
Basic and diluted	7f	174,161,176	157,953,832

See accompanying notes to the consolidated financial statements.

SILVORE FOX MINERALS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011
(in Canadian dollars)

	2012	2011

Operating activities
Net loss	$(1,561,919)	$(1,997,167)
Adjusted for
Share-based compensation	125,257	561,000
Depreciation	15,365	18,398
Other income	(122)	(7,685)
Write-down of exploration and evaluation assets	474,457	268,050
	(946,962)	(1,157,404)
Changes in non-cash working capital
Decrease (increase) in amounts receivable and prepaid expenses	135,116	(131,368)
(Decrease) increase in other payables and accrued expenses	(71,749)	57,328
Net cash used in operating activities	(883,595)	(1,231,444)

Investing activities
Interest received	5,645	11,247
Purchase of equipment	(3,413)	(55,910)
Due from Chile Vendor	(962,136)	-
Additions to exploration and evaluation assets, net of (i) below	(774,626)	(1,538,592)
Net cash used in investing activities	(1,734,530)	(1,583,255)

Financing activities
Interest and bank charges paid	(5,523)	(3,562)
Issuance of private placement units	1,901,500	2,000,000
Issue costs of private placement units	(14,515)	(15,563)
Exercise of options	-	130,000
Due to related party	62,000	-
Contributions to capital, net of amounts due	9,335	-
Net cash provided by financing activities	1,952,797	2,110,875

Net decrease in cash and cash equivalents	(665,328)	(703,824)

Cash and cash equivalents, beginning of year	747,397	1,451,221

Cash and cash equivalents, end of year	$82,069	$747,397

Additional Information:
(i) (Decrease) increase in exploration and evaluation payables	$(416,739)	$269,174

See accompanying notes to the consolidated financial statements.

SILVORE FOX MINERALS CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011
(in Canadian dollars)

		# of Issued		Options and
		and fully paid	Share	broker warrants	Contributed		Total
	Notes	common shares	capital	reserve	surplus	Deficit	equity

Balance – January 1, 2012		163,692,217	$11,520,450	$1,054,500	$331,000	$(5,659,195)	$7,246,755

Proceeds from private placements	7c	21,127,778	1,901,500	-	-	-	1,901,500
Issue costs	7c	-	(14,515)	-	-	-	(14,515)
Contributions from significant shareholder	10	-	-	-	607,168	-	607,168
Loss for the year		-	-	-	-	(1,561,919)	(1,561,919)
Share-based compensation	7e & 10	-	-	125,257	-	-	125,257
Options expired		-	-	(26,661)	26,661		-
Net change for the year		21,127,778	1,886,985	98,596	633,829	(1,561,919)	1,057,491

Balance – December 31, 2012		184,819,995	$13,407,435	$1,153,096	$964,829	$(7,221,114)	$8,304,246

Balance – January 1, 2011		140,170,000	$9,299,513	$801,000	$130,000	$(3,662,028)	$6,568,485

Proceeds from private placements	7c	22,222,217	2,000,000	-	-	-	2,000,000
Issue costs	7c	-	(15,563)	-	-	-	(15,563)
Exercise of options		1,300,000	130,000	-	-	-	130,000
Value of options transferred on exercise		-	106,500	(106,500)	-	-	-
Loss for the year		-	-	-	-	(1,997,167)	(1,997,167)
Share-based compensation	7e & 10	-	-	561,000	-	-	561,000
Options expired				(201,000)	201,000	-	-
Net change for the year		23,522,217	2,220,937	253,500	201,000	(1,997,167)	678,270

Balance – December 31, 2011		163,692,217	$11,520,450	$1,054,500	$331,000	$(5,659,195)	$7,246,755

See accompanying notes to the consolidated financial statements.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

	a)	Nature of Business

Silvore Fox Minerals Corp. (the “Company” or “Silvore Fox”) is a development stage enterprise with its registered head office at 145 Riviera Drive, Unit 7, Markham, Ontario, L3R 5J6. The Company’s principal business activity is the acquisition and exploration of mineral resource properties and it has not yet determined whether its properties contain ore reserves that are economically recoverable.

The Company is a Tier II issuer on the TSX Venture Exchange (hereafter “TSX-V”) and its common shares trade under the symbol “SFX”. As at December 31, 2012, 35.3% (December 31, 2011 – 30.0%) of the Company’s common shares were held by Beijing Donia Resources Co. Ltd. (“Beijing Donia”).

	b)	Going Concern

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

For the year ended December 31, 2012, the Company incurred a net loss of $1,561,919 and, as at December 31, 2012, reported a deficit of $7.2 million (December 31, 2011, $5.7 million). As at December 31, 2012, the Company had working capital of approximately $1.1 million, which is barely sufficient to fund its short-term operating and exploration activities. The Company’s ability to continue as a going concern is dependent upon securing new funding to meet its working capital and exploration requirements or to generate positive cash flows, either from operations or sale of properties and casts significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern. These consolidated financial statements do not reflect the adjustments to the carrying value and classifications of assets and liabilities or to reported expenses that would be necessary were the going concern assumption inappropriate and these adjustments could be material.

Management believes that sufficient working capital will be obtained from external financing sources to meet the Company’s current and future liabilities and commitments as they become due. There is a significant risk, however, that additional financing may not be available on a timely basis or on terms acceptable to the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

	a)	Statement of Compliance

These consolidated financial statements for the year ended December 31, 2012 have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

These consolidated financial statements were authorized for issuance by the Board of Directors of the Company on April 9, 2013.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Basis of Preparation

These consolidated financial statements include the accounts of the Company and its subsidiaries (Note 15). All intercompany balances, transactions, income and expenses, and losses have been eliminated on consolidation. The Company’s principal subsidiaries are Golden Fox Resources SpA and Golden Eagle Resources SpA, both resident in Chile (collectively “the Chilean Subsidiaries”), which are held through shell subsidiary companies, in the British Virgin Islands, called Eagle Valley Resources Limited, Aucu Minerals Corp. and Harvest Minerals Ltd. (collectively “the BVI Subsidiaries”).

	c)	Basis of Measurement

These consolidated financial statements are prepared on the historical cost basis except for certain financial instruments, which have been measured at fair value and are prepared using the accrual basis of accounting.

	d)	Foreign Currency Translation

Items included in the financial statements of each entity consolidated by the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”).

The functional currency of the Company and all of its subsidiaries is the Canadian dollar.

Foreign currency transactions are translated into the functional currency of the entity using the exchange rate prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statement of loss and comprehensive loss as foreign exchange gains or losses.

	e)	Use of Judgments, Estimates and Assumptions

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively from the period in which the estimates are revised. The following are the key estimate and assumption uncertainties that are significant for the years ended December 31, 2012 and 2011:

(i) Impairment of assets

When there are indications that an asset may be impaired, the Company is required to estimate the asset’s recoverable amount. Recoverable amount is the greater of value in use and fair value less costs to sell. Determining the value in use requires the Company to estimate expected future cash flows associated with the assets and a suitable discount rate in order to calculate present value. Impairments of exploration and evaluation assets amounted to $474,457 for the year ended December 31, 2012 (2011 – $268,050).

(ii) Stock-based compensation

Management is required to make certain estimates when determining the fair value of stock option awards, and the number of awards that are expected to vest. These estimates affect the amount recognized as stock-based compensation in the statement of loss and comprehensive loss. For the year ended December 31, 2012 the Company recognized $125,257 of stock-based compensation expense (2011 – $561,000).

In the preparation of these consolidated financial statements management has made judgments, aside from those that involve estimates, in the process of applying the accounting policies. These judgments can have an effect on the amounts recognized in the consolidated financial statements.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Use of Judgments, Estimates and Assumptions (continued)

(i) Mineral properties under exploration

Management is required to apply judgment in determining whether technical feasibility and commercial viability can be demonstrated for the mineral properties. Once technical feasibility and commercial viability of a property can be demonstrated, exploration costs will be reclassified to property, plant and equipment. As at December 31, 2012 and 2011 management had determined that no reclassification of exploration expenditures was required.

(ii) Income taxes

The measurement of income taxes payable and deferred income tax assets and liabilities requires management to make judgments in the interpretation and application of the relevant tax laws. The actual amount of income taxes only becomes final upon filing and acceptance of the tax return by the relevant authorities, which occurs subsequent to the issuance of the consolidated financial statements.

	f)	Financial Instruments

Financial instruments consist of financial assets and liabilities and are initially measured at fair value. Financial assets and liabilities are recognized on the consolidated statements of financial position when the Company has become party to the contractual provision of the instruments. The accounting policies for financial instruments are described below and the composition of the Company’s financial instruments and related risks are disclosed in Note 13.

Financial Assets

The Company classifies each financial asset into one of four categories depending on the purpose for which the asset was acquired.

(i) Financial Assets at Fair Value Through Profit or Loss (“FVTPL”)

Assets in this category are derivatives or other assets classified as held-for-trading (i.e. acquired or incurred principally for the purpose of selling or repurchasing in the near term) or designated as FVTPL upon initial recognition. After initial recognition, such assets are measured at fair value with changes therein being recognized in profit or loss. The Company has no derivative financial instruments. The Company’s cash equivalents, which consist of guaranteed investment certificates (GIC’s) cashable at any time, are classified as held-for-trading.

(ii) Available For Sale

Assets in this category are non-derivative financial assets that are either designated as available-for-sale or do not fit into one of the other categories. After initial recognition, available-for-sale assets are measured at fair value with changes therein (excluding those attributable to impairment) being recognized directly in other comprehensive income (loss). The Company has no available-for-sale financial assets.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f) Financial Instruments (continued)

(iii) Loans and Receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. The carrying amount is reduced through the use of an allowance account. When an amount receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance are recognized in profit or loss. The Company has cash, sundry receivables and receivables from related parties, which are designated under loans and receivables.

(iv) Held-to-Maturity

Assets in this category are financial assets with known payments and a fixed maturity date. In addition, the Company has the positive intention and ability to hold the financial asset to maturity, other than those initially designated as held-for-trading, available-for-sale, or loans and receivables as explained above. After initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method. The Company has no held-to-maturity financial assets.

Financial Liabilities

The Company classifies each financial liability into one of two categories depending on the purpose for which the liability was incurred.

(i) Financial Liabilities at FVTPL

Liabilities in this category are derivatives or liabilities classified as held-for-trading or designated as FVTPL upon initial recognition. After initial recognition, such liabilities are measured at fair value with changes in fair value being recognized in profit or loss. The Company has no financial liabilities at FVTPL.

(ii) Other Financial Liabilities

Liabilities in this category are non-derivative financial liabilities that are not classified as held-for-trading. After initial recognition, such liabilities are measured at amortized cost using the effective interest rate method. The Company has trade and other payables, which are classified as other financial liabilities.

Transaction Costs

For FVTPL financial assets and liabilities, transaction costs on initial recognition and thereafter are included directly in profit or loss. For other categories of financial assets and liabilities, transaction costs are capitalized and included in the calculation of the effective interest rate – i.e. amortized through profit or loss over the term of the related instrument.

Fair Value Hierarchy

The three levels of the fair value hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly (e.g. broker quotes); and
Level 3 –	Inputs for assets or liabilities that are not based on observable market data.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	g)	Exploration and Evaluation Assets

The Company’s accounting policies for exploration and evaluation assets, in respect of mineral properties, are as follows:

Pre-exploration

Prospecting and other pre-exploration expenditures incurred before the Company has the legal right, including enforceable legal option to acquire such right, to explore a mineral property are charged to profit or loss as incurred.

Exploration and Evaluation Assets

Acquisition costs and deferred exploration expenditures are capitalized to exploration and evaluation (E&E) assets, which are intangible assets. Acquisition costs are the costs of acquiring legal rights to explore a mineral property. Deferred exploration expenditures are E&E expenditures incurred after the Company has secured the legal rights to explore.

Acquisition costs include cash consideration paid and/or the fair market value of shares issued by the Company. Properties acquired under option agreements, whereby payments are made at the sole discretion of the Company, are recorded in the accounts when the payments are made. Deferred exploration expenditures include such items as drilling and camps, transportation, technical studies, assays, consulting fees and property-specific general and administrative expenses.

Development and Production Assets

When the technical feasibility and commercial viability of extraction of an exploration property are determined, the related intangible assets are transferred to property, plant and equipment. Development costs incurred thereafter to bring an actual mine into production are capitalized to property, plant and equipment.

Once commercial production has commenced, the net costs of the applicable mineral property are charged to profit or loss using the unit-of-production method based on estimated proven and probable recoverable reserves. Production costs for the period are allocated to inventory and profit or loss as appropriate. The

Company’s accounting policy, which covers impairment of mineral property interests under development and in production, is described in Note 2i, Impairment.

	h)	Equipment

Items of equipment are recorded at cost less accumulated depreciation and impairment losses. The Company recognizes, in the carrying amount of an item of equipment, the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied with the item will flow to the Company and the cost of the item can be measured reliably. All other costs are charged to profit or loss as incurred.

Depreciation of equipment is provided on a declining-balance basis over the estimated useful lives at the following annual rates: vehicles – 30%; office and field furniture and equipment – 20%; computer equipment – 30%.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	i)	Impairment

The carrying amounts of the Company’s non-current assets, including exploration and evaluation assets, are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any indication exists, the asset’s recoverable amount is estimated. An impairment loss is charged to profit or loss whenever the carrying amount of an asset (or its cash-generating unit) exceeds its recoverable amount. An asset’s recoverable amount is the greater of its fair value less costs to sell and its value-in-use (calculated as the present value of expected future cash flows). Impairment losses are charged to profit or loss as incurred but may be reversed if there has been a change in the estimates used to determine the recoverable amount.

	j)	Decommissioning, Restoration and Similar Obligations

Obligations to perform, or fund, site decommissioning, restoration or other rehabilitative work arise when a disturbance to a mineral property is caused by exploration, development or production. The costs associated with these obligations are capitalized to the asset’s carrying value and accrued as liabilities as incurred, using a current pre-tax risk-free interest rate and based on management’s assumptions and best estimates. Capitalized costs are charged to profit or loss over the economic life of the related asset using the unit-of-production method of amortization. The related liability is adjusted each period for changes in the current pre-tax risk-free interest rate, and the amount and timing of the underlying cash flows needed to settle the obligation. The increase in provisions for decommissioning, restoration and similar obligations due to the passage of time, is charged to profit or loss as a finance cost.

The Company is not aware of any existing material decommissioning, restoration or similar obligations, as the disturbance to mineral properties through exploration to December 31, 2012 is minimal.

	k)	Cash and Cash Equivalents

Cash and cash equivalents include cash in hand, deposits held with banks and other short-term highly liquid investments with original maturities of three months or less. The Company does not invest in any asset-backed deposits or investments. The Company has no material banking arrangements for overdrafts or borrowings.

	l)	Income Taxes

Income tax expense (recovery) in profit or loss is the sum of current and deferred tax as explained below.

Current Tax

Current tax is the expected income tax payable (recoverable) on the taxable income (loss) for the period, using tax rates enacted, or substantively enacted, as at the end of the reporting period. Current tax expense (recovery) included in profit or loss reflects the current tax for the reporting period, plus adjustments to the current tax of prior periods, less current tax recorded directly in other comprehensive income (loss) or equity.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	l)	Income Taxes (continued)

Deferred Tax

Under the asset and liability method, deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable income. Deferred tax liabilities are generally recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences and unused tax losses and tax credits can be utilized. Deferred tax is calculated on a non-discounted basis, using enacted or substantially enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The carrying amounts of individual deferred tax assets are reviewed at the end of each reporting period but are only recognized to the extent that it is probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

The deferred tax expense (recovery) included in profit or loss reflects the net change in deferred tax assets and liabilities, less deferred tax recorded directly in other comprehensive income (loss) or equity, less adjustments for investor premiums as further explained in Note 2n, Flow-through Shares.

	m)	Share Capital and Warrants

The Company’s common shares are classified as equity and may be issued on either a flow-through or non-flow-through basis. Certain unique aspects of flow-through shares are discussed in greater detail in Note 2n.

The Company periodically issues units to investors consisting of common shares and warrants in non-brokered private placements. Each whole warrant issued entitles the holder to acquire a common share of the Company, at a fixed Canadian dollar price over a specified term. These warrants are not transferable from the original investor to a new investor. The Company’s investor warrants are equity instruments and not financial liabilities or financial derivatives. Accordingly, gross investor proceeds received from the issuance of units are accounted for as an increase in share capital. No separate valuation (or bifurcation) of investor warrants is made for accounting purposes at the time of issuance or at any time thereafter.

The Company may issue its investor warrants in a private placement on a flow-through basis, in which case flow-through shares are issued to investors when the flow-through warrants are exercised.

Transaction costs directly attributable to the issuance of private placement units (such as legal, finders’ and regulatory fees) are recognized as a decrease in share capital net of related income tax effects, if any. Broker warrants issued in a private placement are also included in transaction costs at their estimated issue date fair value as determined using the Black-Scholes option-pricing model. An offsetting credit is recorded in options and broker warrants reserve.

When investor or broker warrants are exercised, the proceeds received are added to share capital. When investor or broker warrants expire unexercised, the related reserve balance is transferred to contributed surplus.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	n)	Flow-through Shares

The Company from time to time finances a portion of its exploration activities through the issuance of flow-through common shares. The tax deductibility of qualifying expenditures is transferred to the investor purchasing the shares. Consideration for the transferred deductibility of the qualifying expenditures is often paid through a premium price over the market price of the Company’s shares. The Company reports this premium as a liability on the consolidated statements of financial position. At each reporting period, and as qualifying expenditures have been incurred, the liability is reduced on a proportionate basis and income is recognized on the consolidated statements of loss and comprehensive loss.

	o)	Share-based Payments

The Company’s accounting policies for share-based payments are outlined below.

Employees

The term “employees” as used in these consolidated financial statements includes all officers, directors and others providing services that are similar to those provided by employees (e.g. consultants).

Equity-settled Transactions

An equity-settled transaction occurs when the Company enters into an agreement to acquire goods or services in exchange for its shares or other equity instruments. Such transactions are recorded at the fair value of the goods or services received.

Stock options are granted to employees as performance incentives. The fair value of options granted is determined using the Black-Scholes pricing model. This amount is recognized as a compensation expense in profit or loss at time of vesting with offsetting credits recorded to the options and broker warrants reserve. When options are exercised, a transfer is made from the reserve to share capital and added to the proceeds of issuance. When stock options expire, a transfer is made from the reserve to contributed surplus.

	p)	Earnings (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated in a similar manner, but with adjustments to give effect to all dilutive potential common shares outstanding during the period. Anti-dilutive effects of potential conversions of securities are ignored for this calculation. When there is a loss from continuing operations, options and warrants are considered to be anti-dilutive.

	q)	IFRS Standards Not Yet Adopted

The Company has not yet adopted certain new IFRS standards, amendments and interpretations to existing standards, which have been published and may impact the Company but are only effective for its future accounting periods. The potentially relevant new standards include:

IFRS 9 - Financial Instruments addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39 for debt instruments with a new mixed measurement model having only two categories: amortized cost and fair value through profit or loss. IFRS 9 also replaces the models for measuring equity instruments, and such instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive income. This standard is required to be applied for annual periods beginning on or after January 1, 2015.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	q)	IFRS Standards Not Yet Adopted (continued)

IFRS 10 - Consolidated Financial Statements provides a single model to be applied in the control analysis for all investees, including entities that currently are special purpose entities in the scope of SIC 12. In addition, the consolidation procedures are carried forward substantially unmodified from IAS 27 Consolidated and Separate Financial Statements. This standard is effective for annual periods beginning on or after January 1, 2013.

IFRS 11 - Joint Arrangements replaces the guidance in IAS 31 Interests in Joint Ventures. Under IFRS 11, joint arrangements are classified as either joint operations or joint ventures. IFRS 11 requires the use of equity accounting for interests in joint ventures, eliminating the existing policy choice of proportionate consolidation for jointly controlled entities under IAS 31. Entities that participate in joint operations will follow accounting like that for jointly controlled assets and jointly controlled operations under IAS 31. This standard is effective for annual periods beginning on or after January 1, 2013.

IFRS 12 – Disclosure of Interests in Other Entities requires enhanced disclosure of information about involvement with consolidated and unconsolidated entities, including structured entities commonly referred to as special purpose vehicles or variable interest entities. This standard is effective for annual periods beginning on or after January 1, 2013.

IFRS 13 - Fair Value Measurement provides a single source of guidance of how to measure fair value and the related fair value disclosures. The new standard creates a single source of guidance for fair value measurements, where fair value is required or permitted under IFRS, by not changing how fair value is used but how it is measured. The focus will be on an exit price. This standard is effective for annual periods beginning on or after January 1, 2013.

IAS 1 - Presentation of Financial Statements has been amended with respect to the presentation of other comprehensive income (OCI), requiring entities to group items within OCI on the basis of whether or not they will be reclassified subsequently to net earnings. It is not expected to impact the financial statements of the Company. This standard is effective for annual periods beginning on or after July 1, 2012.

IAS 27 - Consolidated and Separate Financial Statements deals solely with separate financial statements, the guidance for which remains unchanged. This standard is effective for annual periods beginning on or after January 1, 2013.

IAS 28 – Investments in Associates and Joint Ventures prescribes the financial reporting and disclosure requirements for an entity relating to its associates and also requires the application of the equity method when accounting for investments in associates and joint ventures. This standard is effective for annual periods beginning on or after January 1, 2013.

These new or amended IFRS standards apply to the Company’s annual periods beginning on or after the stated effective date. Management is currently assessing the impact of adopting these changes on the

Company’s financial reporting.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

3.	EXPLORATION AND EVALUATION ASSETS

During the two-year period ended December 31, 2012, the Company had interests in six mineral properties, which are classified as exploration and evaluation (“E&E”) assets. A continuity of these mineral properties for the years ended December 31, 2012 and 2011 is as follows:

				Chile
	Coxheath	Oceanview	Pick Lake	Properties	Malagasy	Totals
	(Note 3a & 10)	(Note 3b)	(Note 3c & 10)	(Note 3d)	(Note 3e)

2012 Summary
Balance – January 1, 2012	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674

Exploration and evaluation expenditures
Acquisition costs	-	-	32,557	45,897	-	78,454
Deferred exploration expenditures	495,955	-	120,487	16,144	-	632,586
Write-off of properties	-	(203,523)	-	(270,934)	-	(474,457)
Net change for the year	495,955	(203,523)	153,044	(208,893)	-	236,583

Balance – December 31, 2012	$6,558,172	$-	$536,085	$-	$-	$7,094,257

Cumulative balances:
Acquisition costs	$3,225,000	$-	$164,755	$-	$-	$3,389,755
Deferred exploration expenditures	3,333,172	-	371,330	-	-	3,704,502

Balance – December 31, 2012	$6,558,172	$-	$536,085	$-	$-	$7,094,257

2011 Summary
Balance – January 1, 2011	$5,110,451	$200,740	$-	$-	$-	$5,311,191

Exploration and evaluation expenditures
Acquisition costs	-	-	132,198	120,649	37,318	290,165
Deferred exploration expenditures	951,766	2,783	250,843	88,244	230,732	1,524,368
Write-off of properties	-	-	-	-	(268,050)	(268,050)
Net change for the year	951,766	2,783	383,041	208,893	-	1,546,483

Balance – December 31, 2011	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674

Cumulative balances:
Acquisition costs	$3,225,000	$100,000	$132,198	$120,649	$-	$3,577,847
Deferred exploration expenditures	2,837,217	103,523	250,843	88,244	-	3,279,827

Balance – December 31, 2011	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674

Details of the Company’s E&E assets are as follows:

a)	Coxheath Property

The 100% owned Coxheath Property is located west-southwest of Sydney, Nova Scotia, where the Company’s holdings consist of 6 contiguous licenses with a total of 214 mineral claims. This property was acquired in September 2007, by way of an agreement with Coxheath Resources Ltd. (“Coxheath Resources”) to purchase 80% of the property and an earn-in agreement with Burnt Point Resources Limited

(“Burnt Point”) to acquire the remaining 20%. As at December 31, 2012, the Company is obligated to other parties for a total 2.7% net smelter return (“NSR”) thereon.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

3.	EXPLORATION AND EVALUATION ASSETS (Continued)

	b)	Oceanview Claims

In 2008, the Company acquired a 50% working interest in 196 mineral claims, known as the “Oceanview Claims”, located in the vicinity of the Company’s Coxheath property. The Oceanview Claims are subject to a 2% NSR and the Company has the right to purchase 50% of the NSR royalty for $1,000,000.

The Company no longer considers the Oceanview Claims to be of significant interest and no further exploration program is planned. As a result, this asset has been written off.

	c)	Pick Lake (formerly Winston Lake) Property

On June 29, 2011, the Company completed an option agreement effective June 15, 2011 (“the Formal Agreement”) with Orebot, Inc. ("Orebot") pursuant to which the Company may earn a 100% interest in the Pick Lake Property, which consists of 5 claims (53 claim units) located east of Thunder Bay, Ontario. The transaction, as amended in 2012, requires the Company to pay Orebot a total of $1,270,000 of which the Company has paid $60,000 and is to pay $50,000 on June 15, 2013, $300,000 on June 15, 2014, $360,000 on June 15, 2015 and $500,000 on June 15, 2016, failing which the Company will lose its rights to this property.

In 2011 and 2012, the Company registered 557 additional units of claims around Pick Lake and, as of December 31, 2012 (Note 15), had a total of 610 units of contiguous claims in the area. The costs associated with both the Orebot-optioned property and the surrounding areas staked by the Company have been added to a single cost pool for accounting purposes.

	(d)	Chile Properties

On September 15, 2011, the Company entered into an LOI with Sinotech Mineral Exploration Chile

Limitada (“Sinotech Chile”) a subsidiary of Sinotech Mineral Exploration Co., Ltd. of China (“SMEC”), for the acquisition of two gold/copper properties in Chile (“the Chile Properties”). SMEC is the parent company of Beijing Donia.

A final agreement to acquire the properties was announced January 9, 2012 and 480,000,000 Chilean Pesos, approximating $987,500 Cdn, was advanced, in July 2012, by the Company’s Chilean Subsidiaries to Sinotech Chile (the “Vendor”), as a deposit (Note 6) for closing. On December 20, 2012, Silvore Fox announced that it was not in the Company’s best interest to close this purchase and that the Vendor and the Company had agreed to terminate the acquisition agreement. On February 6, 2013, Sinotech Chile repaid the deposit to the Company’s Chilean Subsidiaries.

All costs previously capitalized for the Chile Properties have been written off as of December 31, 2012.

	(e)	Malagasy Properties

On April 12, 2011, the Company entered into a Letter of Intent (LOI) with Gaea Mining Co. Ltd. Sarl (“GAEA”) to negotiate the terms of a joint exploration agreement pursuant to which the Company would earn a 55% interest in two copper properties located in western Madagascar. In May 2011, the Company commenced preliminary exploration and evaluation of the properties, but the Company subsequently determined that GAEA could not verify its rights to the respective properties and that its investment therein was fully impaired. The Company is exploring legal avenues to obtain damages from GAEA.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

4.	EQUIPMENT

A continuity of the Company’s equipment for the years ended December 31, 2012 and 2011 is presented below. For the year ended December 31, 2012, $7,627 (2011 - $6,767) of the depreciation has been capitalized as exploration and evaluation assets.

	Office
Continuity of Equipment	furniture and	Computer		Field
Year ended December 31, 2012	equipment	equipment	Vehicles	equipment	Totals
Cost
As at January 1, 2012	$6,410	$6,026	$83,173	$44,000	$139,609
Additions for the year	-	3,413	-	-	3,413
As at December 31, 2012	6,410	9,439	83,173	44,000	143,022

Accumulated Depreciation
As at January 1, 2012	1,009	3,068	40,222	5,866	50,165
Depreciation for the year	1,080	1,399	12,886	7,627	22,992
As at December 31, 2012	2,089	4,467	53,108	13,493	73,157

Net Book Value
As at December 31, 2012	$4,321	$4,972	$30,065	$30,507	$69,865

	Office
Continuity of Equipment	furniture and	Computer		Field
Year ended December 31, 2011	equipment	equipment	Vehicles	equipment	Totals
Cost
As at January 1, 2011	$500	$6,026	$77,173	$-	$83,699
Additions for the year	5,910	-	6,000	44,000	55,910
As at December 31, 2011	6,410	6,026	83,173	44,000	139,609

Accumulated Depreciation
As at January 1, 2011	100	1,800	23,100	-	25,000
Depreciation for the year	909	1,268	17,122	5,866	25,165
As at December 31, 2011	1,009	3,068	40,222	5,866	50,165

Net Book Value
As at December 31, 2011	$5,401	$2,958	$42,951	$38,134	$89,444

5.	AMOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,	December 31,
	2012	2011

Amounts receivable	$24,767	$177,492
Prepaid expenses	33,864	16,255

	$58,631	$193,747

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

6.	DEPOSIT WITH CHILE VENDOR

The Company’s Chilean Subsidiaries advanced $480,000,000 Chilean pesos to the related party Vendor, Sinotech Chile, for the acquisition of the Chile Properties (Note 3(d)). The Vendor held these funds on deposit for payment of the $1,000,000 Canadian due on closing.

On December 20, 2012, the Company announced that it and Sinotech Chile had mutually decided not to close the acquisition transactions and, after deducting 16,902,018 Chilean pesos for expenses paid by the Vendor on behalf of the Chilean Subsidiaries, Sinotech Chile was indebted to the Chilean Subsidiaries in the amount of 463,097,982 Chilean pesos on December 31, 2012. The spot rate for the Chilean Peso was 481.32 per Canadian dollar at year-end and, based thereon, the deposit had a fair value of $962,136.

The 463,097,982 Chilean pesos was paid to the Chilean subsidiaries on February 6, 2013.

7.	SHARE CAPITAL

	a)	Authorized Share Capital

The Company’s authorized share capital consists of:

An unlimited number of voting common shares without nominal or par value; and

An unlimited number of preferred shares without nominal or par value, issuable in one or more series

	b)	Issued Share Capital

As at December 31, 2012, the Company’s issued and outstanding share capital consisted of 184,819,995 (December 31, 2011 – 163,692,217) common shares with a stated value of $13,407,435 (December 31, 2011 - $11,520,450). As at December 31, 2012, 1,680,000 (December 31, 2011 – 2,100,000) of the issued shares were held in escrow.

	c)	Non-Brokered Private Placements

During the years ended December 31, 2012 and 2011, non-brokered private placements of units consisting of non-flow-through common shares and warrants, were as follows:

	# of			# of	# of
	units		Gross	shares	warrants	Exercise price
Issue date	issued	Unit price	proceeds	issued	issued	of warrants (term)

June 29, 2012	16,111,111		$1,450,000	16,111,111	8,055,555
July 6, 2012	555,556		50,000	555,556	277,778
July 20, 2012	4,461,111		401,500	4,461,111	2,230,556
	21,127,778	$0.09	$1,901,500	21,127,778	10,563,889	$0.12 (1st year)
						$0.15 (2nd year)

March 28, 2011	22,222,217	$0.09	$2,000,000	22,222,217	11,111,108	$0.12 (1st year)
						$0.15 (2nd year)

Issue costs for these private placements charged to share capital in 2012 were $14,515 (2011 - $15,563). The units issued were subject to a 4-month restricted period. Of the 2012 issue, 16,111,111 of the units were acquired by Beijing Donia, representing 76.3% of the issue, and nil units were acquired by directors, officers and other related parties. Of the March 28, 2011 issue, 9,213,889 units were acquired by Beijing Donia, representing 41.46% of the issue, and 2,877,777 units were acquired by directors, officers and other related parties, representing 12.95% of the issue.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

7.	SHARE CAPITAL (Continued)

	d)	Share Purchase Warrants

A continuity of the Company’s outstanding investor warrants for the year ended December 31, 2012 is:

	Term in	January 1,				Issue Price	December 31,
Expiry date	years	2012	Issued	Exercised	Expired	Year 1/Year 2	2012

June 28, 2014	2	-	10,563,889	-	-	$0.12/$0.15	10,563,889
March 28, 2013	2	11,111,108	-	-	-	$0.12/$0.15	11,111,108
		11,111,108	10,563,889	-	-		21,674,997

A continuity of the Company’s outstanding investor warrants for the year ended December 31, 2011 is:

	Term in
	years	January 1,				Issue Price	December 31,
Expiry date		2011	Issued	Exercised	Expired	Year 1/Year 2	2011

March 28, 2013	2	-	11,111,108	-	-	$0.12/$0.15	11,111,108

e) Share-based Compensation

Under the Company’s stock option plan, options may be granted for up to 10% of the issued and outstanding common shares. The exercise price of the options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the TSX-V, and will not otherwise be less than $0.10 per share. The maximum exercise period after the grant of the option is 10 years. All stock option grants are approved by the Company’s Board of Directors.

All of the outstanding options have five-year terms. When an employee’s service ends, the expiry date of his/her options is accelerated to either 90 days or 180 days thereafter, depending on the terms of the related option agreement.

During the year ended December 31, 2012, the Company granted 4,450,000 options with a weighted average exercise price of $0.123. During 2011, the Company granted 5,900,000 options with a weighted average exercise price of $0.120. All of the options granted in 2012 and 2011 were vested in the respective year. The total share-based compensation expense for the year ended December 31, 2012 was $125,257 (2011 - $561,000).

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

7.	SHARE CAPITAL (Continued)

	e)	Share-based Compensation (Continued)

A summary of the Company’s stock options transactions for the years ended December 31, 2012 and 2011 are as follows:

	2012		2011

		Weighted		Weighted
Continuity of Stock Options for the years ended		Average		Average
December 31, 2012 and December 31, 2011	Number	Exercise	Number	Exercise
	Of Options	Price	Of Options	Price
Balance, beginning of year	11,350,000	$0.124	8,830,000	$0.134
Granted	4,450,000	$0.123	5,900,000	$0.120
Exercised	-	-	(1,300,000)	$0.100
Forfeited	(300,000)	$0.103	(2,080,000)	$0.169

Balance, end of year	15,500,000	$0.124	11,350,000	$0.124

Exercisable, end of year	15,500,000	$0.124	11,350,000	$0.124

The weighted average market share price of the exercised shares on the date of exercise, in 2011, was $0.154. Outstanding stock options as of December 31, 2012 are as follows (note 15):

		Exercise	Options	Options
Expiry date	Grant date	Price	Outstanding	Exercisable
February 4, 2013	June 5, 2008	$0.25	300,000	300,000
June 4, 2013	June 5, 2008	$0.25	750,000	750,000
February 4, 2013	January 21, 2010	$0.10	300,000	300,000
January 20, 2015	January 21, 2010	$0.10	1,500,000	1,500,000
February 4/May 14, 2013	February 10, 2010	$0.10	950,000	950,000
February 9, 2015	February 10, 2010	$0.10	1,250,000	1,250,000
June 8, 2015	June 9, 2010	$0.10	300,000	300,000
January 29, 2013	February 14, 2011	$0.10	100,000	100,000
February 13, 2016	February 14, 2011	$0.10	1,000,000	1,000,000
January 29/February 4, 2013	September 21, 2011	$0.125	1,750,000	1,750,000
September 20, 2016	September 21, 2011	$0.125	2,550,000	2,550,000
November 1, 2016	November 2, 2011	$0.125	400,000	400,000
From prior years			11,150,000	11,150,000

February 9, 2017	February 10, 2012	$0.10	200,000	200,000
January 29, 2013	October 17, 2012	$0.125	100,000	100,000
October 16, 2017	October 17, 2012	$0.125	4,050,000	4,050,000
Issued in 2012			4,350,000	4,350,000
Totals			15,500,000	15,500,000
Weighted-average exercise price			$0.124	$0.124

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

7.	SHARE CAPITAL (Continued)

	e)	Share-based Compensation (Continued)

The expected annualized volatility used in the fair value estimate of share-based compensation is based on the historical volatility of the Company’s share price on the TSX Venture Exchange.

On October 17, 2012, the Company granted 4,150,000 stock options, exercisable at $0.125 per share, to directors, officers, employees and consultants, to acquire up to 4,150,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.025 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.42%, an expected annualized volatility of 105%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On February 10, 2012, the Company granted 300,000 stock options, exercisable at $0.10 per share, to a consultant and two subsidiary directors, to acquire up to 300,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.077 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.37%, an expected annualized volatility of 130%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On November 2, 2011, the Company granted 400,000 stock options, exercisable at $0.125 per share, to a director, to acquire up to 400,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.095 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.7%, an expected annualized volatility of 112%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On September 21, 2011, the Company granted 4,300,000 stock options, exercisable at $0.125 per share, to directors, officers and consultants to acquire up to 4,300,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.096 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.3%, an expected annualized volatility of 115%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On March 1, 2011, the Company granted 100,000 stock options, exercisable at $0.10 per share, to an officer to acquire up to 100,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.085 per share using the Black -Scholes option pricing model with a risk-free interest rate of 2.36%, an expected annualized volatility of 128%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On February 14, 2011, the Company granted a total of 1,100,000 stock options, exercisable at $0.10 per share, to a director and an employee, to acquire up to 1,100,000 common shares of the Company. These options vested in 2011. The fair value of these options was estimated at $0.086 per share using the Black-Scholes option pricing model with a risk-free interest rate of 2.5%, an expected annualized volatility of 128%, an expected dividend yield of 0.0% and an expected option life of 5 years.

	f)	Diluted Loss Per Share

Loss per share is calculated using the basic and diluted weighted-average number of common shares outstanding during the year ended December 31, 2012, which was 174,161,176 (2011 – 157,953,832) for both basic and diluted calculations.

The determination of the weighted-average number of shares outstanding for the calculation of diluted loss per share for the year ended December 31, 2012 excludes the potential effect of 21,674,997 (2011 – 11,111,108) outstanding warrants and 15,500,000 (2011 – 11,350,000) outstanding options, as they are anti-dilutive.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

8.	INCOME TAXES

The Company recognizes deferred tax assets in respect of deductible temporary differences, which includes unused tax losses and other tax deductions/credits but only to the extent that it is probable that future taxable income will be available against which they can be utilized. The Company does not presently satisfy this recoverability test and, accordingly, no deferred tax asset has been recorded.

It is unlikely that the Company will recover tax benefits from the current losses in the Chilean subsidiaries. Therefore, no deferred tax benefits are recorded for these losses. In addition, there are no tax timing differences in the Chilean operations.

There are no current income taxes payable or recoverable for the years ended December 31, 2012 and 2011. The deferred tax recovery (expense) for the years ended December 31, 2012 and 2011 consists of the following amounts:

	2012	2011

Loss before income taxes	$1,561,919	$1,997,167
Combined Federal and Provincial income tax rate in Canada	28.56%	30.15%

Expected deferred income tax recovery for period	$446,098	$602,244
Adjustments
Loss in Chilean Subsidiaries	(51,323)	-
Stock options	(35,775)	(169,169)
Contributed E&E	(98,685)	-
Renunciation of flow-through expenditures incurred	-	(120,318)
Deferred tax assets not recognized for accounting purposes	(260,315)	(312,757)

Actual deferred income tax recovery	$-	$-

In 2012 the Federal tax rate decreased from 16.5% to 15.0% and the Provincial allocation changed causing the Provincial rate to decrease from 13.65% to 13.56%.

	December 31,	December 31,
	2012	2011
The recognized deferred income tax assets and (liabilities) are as follows:
Loss carryforwards	$367,536	$371,708
Equipment	14,442	7,742
Share issue costs	30,553	48,617
E&E assets	(412,531)	(428,067)

Total net deferred tax assets	$-	$-

Deferred tax assets as at December 31, 2012 have not been recognized in respect of $3,385,549 (December 31, 2011 - $2,460,335) of non-capital losses, because it is not probable that future taxable profits will be available against which the Company can utilize the benefits.

As at December 31, 2012, the Company has non-capital losses of $4.7 million (December 31, 2011 - $3.8 million) available to reduce future taxable income. These losses expire in the years 2026 to 2032.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

9.	TRADE AND OTHER PAYABLES

	December 31,	December 31,
	2012	2011

Exploration and evaluation payables	$46,680	$463,419
Due to related party	62,000	-
Other payables and accrued expenses	106,339	178,088

	$215,019	$641,507

10.	RELATED PARTY TRANSACTIONS

The Company considers its related parties to consist of key members or former members of its management personnel (including all officers and directors), their close family members, and companies controlled or significantly influenced by such individuals; and reporting shareholders and their affiliates which may exert significant influence over the Company’s activities, as detailed below:

	(i)	Beijing Donia Resources Co. Ltd. (“Beijing Donia”) is a Chinese private company that owns 35.3% of the Company’s common shares and 58.4% of its warrants as of December 31, 2012.

	(ii)	Sino Minerals Corp. (“Sino Canada”) is a Canadian subsidiary of Beijing Donia.

	(iii)	Sinotech Mineral Exploration Co. Ltd. (“SMEC”) is a Chinese private company and the parent company of Beijing Donia.

	(iv)	Sinotech Mineral Exploration Chile Limitada (“Sinotech Chile”) is a Chilean private company and subsidiary of SMEC.

	(v)	SinoTech (Hong Kong) Corporation Limited (“Sinotech Hong Kong”) is a Hong Kong private company and subsidiary of SMEC.

	(vi)	Keystone Associates (“Keystone”) is owned by a current director and provides consulting services, including property management, office support and office space.

(vii)

Senior officers – The former President, Vice-President & former Interim Chief Financial Officer and the current Chief Financial Officer provide their respective services to the Company through their own individual personal service corporations, pursuant to their fee-for-services contract with the Company.

	(iv)	Directors - The Company pays quarterly fees to its directors for participating in board and committee meetings.

During the year ended December 31, 2012, Beijing Donia incurred $345,526 (2011 - $nil) of exploration and evaluation costs in respect of the Coxheath and Pick Lake Properties. This work was completed on Beijing

Donia’s initiative and at no cost to the Company, yet the Company has obtained access to the knowledge obtained. These costs have been included as Exploration and evaluation expenditures and as contributed surplus, in these consolidated financial statements.

In addition, during the year ended December 31, 2012, Beijing Donia committed to a $261,642 contribution of capital to the Company (2011 - $nil) by reimbursing the Company for certain exploration and evaluation expenditures spent during the year, received as $9,335 of cash in 2012 and $252,307 of cash in 2013, which has been recorded as contributed surplus in these consolidated financial statements.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

10.	RELATED PARTY TRANSACTIONS (Continued)

Below is a summary of the related party transactions for the years ended December 31, 2012 and 2011 and of amounts owed by or to related parties as at December 31, 2012 and 2011.

Expensed in the consolidated statements
of loss and comprehensive loss in the year	2012	2011
Management fees – officers	$259,094	$267,865
Directors’ fees	58,000	88,500
Keystone	48,139	133,740
Presidents spouse –admin support and rent	-	7,166
	365,233	497,271
Share-based compensation (Note 7e)
Director	34,502	359,907
Officers	22,448	129,640
	56,950	489,547

Total	$422,183	$986,818

Fees and related expenses capitalized in the year
Keystone Associates	$27,853	$-
SMEC and its subsidiaries	5,531	385,340
	$33,384	$385,340

Receivables or payables in the consolidated statements	December 31,	December 31,
of financial position	2012	2011
Receivables
Due from officer	$-	$243
Due from Beijing Donia	252,307	-
Due from Chile Vendor (note 6)	962,136	-
	$1,214,433	$243
Payables
Due to directors and officers	$5,493	$25,839
Due to Keystone	-	941
Due to SMEC and its subsidiaries	62,000	128,988
Total	$67,493	$125,768

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

11.	COMMITMENTS AND CONTINGENCIES

Environmental Contingencies

The Company’s exploration activities are subject to various federal, provincial and international laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations and has made, and expects to make in the future, appropriate expenditures to comply with such laws and regulations.

12.	CAPITAL MANAGEMENT

The Company considers its capital structure to consist of components of shareholders’ equity, which totals $8,304,246 as at December 31, 2012 (December 31, 2011 - $7,246,755). The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The properties in which the Company currently has an interest are in the exploration stage; as such, the Company is dependent on external financing to fund its activities. In order to carry out the planned exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company's approach to capital management during the year. The Company is not subject to externally imposed capital requirements.

13.	FINANCIAL RISK FACTORS

The Company’s financial instruments consist of financial assets and liabilities as outlined below and as further explained in Note 2f.

	December 31,	December 31,
	2012	2011
Financial assets
Held for trading
Cash equivalents – GIC’s bearing interest at nominal rates of interest	$2,500	$535,193
Loans and receivables
Cash	79,569	212,205
Due from related parties	1,214,443	-
Amounts receivable (Note 5)	24,767	177,492
	1,318,779	389,697

	$1,321,279	$924,890

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)

13.	FINANCIAL RISK FACTORS (Continued)

	December 31,	December 31,
	2012	2011
Financial liabilities
Other financial liabilities
Current liabilities	$215,019	$641,507

As at December 31, 2012, the carrying values and fair values of the Company's financial instruments are approximately the same. In addition, the Company’s financial instruments that are carried at fair value consist of cash equivalents and are classified as “Level 1” within the fair value hierarchy.

Risk exposures and the impact on the Company’s financial instruments are summarized below:

Credit risk

The Company’s financial assets are exposed to some credit risk. The Company has no significant concentration of credit risk arising from operations. Guaranteed investment certificates of $2,500 included in December 31, 2012 cash and cash equivalents (December 31, 2011 – $535,193) are invested with reputable financial institutions, from which management believes the risk of loss to be remote. The Company does not use derivatives to manage credit risk.

Liquidity risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at December 31, 2012, the Company had a cash and cash equivalents balance of $82,069 (December 31, 2011 – $747,397) to settle current liabilities of $215,019 (December 31, 2011 – $641,507). Except for related party obligations, which have no fixed repayment date, the Company's financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market risk

The Company’s market risk has three components – interest rate risk, foreign currency risk and price risk:

(i) Interest rate risk

The Company has cash balances and no interest-bearing debt. The Company's current policy is to invest excess cash in guaranteed investment certificates issued by its banking institution. The Company periodically monitors the investments it makes and is satisfied with the credit ratings of its bank.

(ii) Foreign currency risk

The Company's functional currency is the Canadian dollar and all purchases are transacted in Canadian dollars. The Company has limited foreign operations and thus foreign exchange risks derived from either currency conversions or holding foreign currencies are normally minimal except for, at December 31, 2012, the Company had a $962,136 receivable denominated in Chilean pesos for which a 1% change in exchange rates would result in an increase/decrease of $9,621 in the consolidated statements of loss and comprehensive loss. The Company does not speculate in the foreign currency market nor does it have any need to acquire foreign currency hedges.

(iii) Price risk

The Company is exposed to some price risk with respect to commodity prices; however, this is limited since the Company is not a producing entity. The Company closely monitors commodity prices to determine its appropriate course of action.

Sensitivity Analysis

Changes in interest rates and commodity prices will not have a material effect on the Company’s financial instruments.

SILVORE FOX MINERALS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in Canadian dollars)
.

14.	SEGMENTED INFORMATION

The Company’s operations currently comprise a single operating segment engaged in the acquisition, exploration and development of mineral properties.

15.	EVENTS AFTER THE REPORTING PERIOD

(a) Subsidiary Companies

In 2013, the Company has begun the process of allowing its Chilean and BVI Subsidiaries to become dormant shells with no assets or liabilities, all of which have been repatriated to Canada and/or settled.

(b) Stock Options

On February 15, 2013, the Company granted options to two consultants of the Company to acquire up to 2,300,000 common shares of the Company. These options vested immediately, are exercisable at $0.125 per share and expire on February 14, 2018.

The new options are a partial replacement of 3,300,000 options that have expired in 2013.

Silvore Fox Minerals Corp.

Management’s Discussion & Analysis

For the Year Ended December 31, 2012

1.1 Introduction

This Management’s Discussion and Analysis (“MD&A”) document, prepared as of April 9, 2013, should be read in conjunction with the audited consolidated financial statements of Silvore Fox Minerals Corp. (hereafter “Silvore Fox” or “the Company”) for the year ended December 31, 2012. The consolidated financial statements and this MD&A are expressed in Canadian dollars and prepared in accordance with International Financial Reporting Standards (“IFRS”).

The Company’s registered head office is at 145 Riviera Drive, Unit 7, Markham, Ontario, Canada, L3R 5J6. Additional information about Silvore Fox is available on the SEDAR website at www.sedar.com and on the Company’s website at www.silvorefox.com.

1.2 Forward-Looking Statements

This MD&A may contain certain forward looking statements relating to, but not limited to, the Company’s operations, exploration plans, anticipated equity financing, business prospects and strategies. Forward looking information typically contains statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes. Such forward-looking statements are subject to risks, uncertainties and other factors as identified under “Risks and Uncertainties” below, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include financial market conditions and economic, competitive, regulatory and business conditions. The Company updates its forward-looking statements at future dates based on outcomes not presently known and as such, readers should not place undue reliance on forward-looking statements.

1.3 Trends

Mineral exploration is a speculative venture. There is no certainty that money spent on exploration and development will result in discoveries of commercial quantities of minerals. The long-term profitability of the

Company’s operations will in part be related to the success of its exploration programs, which may be affected by a number of factors that are beyond the control of the Company. The exploration industry is intensely competitive in all its phases. The Company competes with many exploration companies that have greater financial resources and experience. The market price of precious metals and other minerals is volatile and cannot be controlled.

1.4 Risks and Uncertainties

The Company’s business is subject to risks inherent in mineral exploration and the future development of operations on its projects. The Company has identified certain risks pertinent to its business including: exploration and reserve risks, drilling and operating risks, costs and availability of materials and services, access to capital markets and the requirement for additional capital, loss of or changes to joint venture or related agreements, economic and sovereign risks, the possible effects of less developed legal systems, reliance on strategic relationships, market risk, volatility of future metals prices and foreign currency risk. Management attempts to monitor, assess and mitigate certain of these risks by retaining experienced professionals and using modern exploration technology.

To date, the Company has also received significant capital resources and technical support from related parties (see sections “2.1 Nature of Business’, ‘3.4 Liquidity and Capital Resources” and “5.2 Related Party Transactions”). There are no guarantees that this level of support will continue indefinitely.

1

2.1 Nature of Business

Silvore Fox is a development stage enterprise, its principal business activity is the acquisition and exploration of mineral resource properties and it has not yet determined whether its properties contain ore reserves that are economically recoverable.

The Company is a Tier II issuer on the TSX Venture Exchange (“TSX-V”) and its common shares trade under the symbol “SFX”. As of December 31, 2012, Beijing Donia Resources Co. Ltd. (“Beijing Donia”) holds 35.3% of the Company’s outstanding common shares and 58.4% of its outstanding warrants. The Company is significantly reliant on Beijing Donia as a source of financing and for geological and exploration expertise.

3.1 Financial Position

The following table shows selected financial information with respect to Silvore Fox’s financial position as at December 31, 2012, 2011 and 2010:

	2012	2011	2010

Exploration and evaluation (E&E) assets	$7,094,257	$6,857,674	$5,311,191
Working capital	1,140,124	299,637	1,198,595
Total assets	8,519,265	7,888,262	6,883,490

Share capital, Options and broker warrants reserve and Contributed surplus	15,525,360	12,905,950	10,230,513
Deficit	(7,221,114)	(5,659,195)	(3,662,028)
Total shareholders’ equity	8,304,246	7,246,755	6,568,485

3.2 Operating Results

The following table shows selected operating results for the years ended December 31, 2012 and 2011:

	2012	2011

Net increase in E&E assets	$236,583	$1,546,483

Write-downs of E&E assets	474,457	268,050
Income tax recovery	-	-
Net loss	1,561,919	1,997,167
Basic and diluted loss per share	$0.01	$0.01

The following table shows selected quarterly operating results for the years ended December 31, 2012 and 2011:

2012 Quarters Ended	December 31	September 30	June 30	March 31

Net increase in E&E assets	$93,986	$37,016	$29,318	$76,263
Write-downs of E&E assets	270,934	203,523	-	-
Net loss	590,806	401,851	278,373	290,889

2011 Quarters Ended	December 31	September 30	June 30	March 31

Net increase in E&E assets	$277,130	$901,055	$237,541	$130,757
Write-downs of E&E assets	268,050	-	-	-
Income tax recovery	(15,600)	7,000	7,000	1,600
Net loss	545,550	690,994	312,391	448,232

2

3.2 Operating Results (Continued)

The Company is involved in mineral exploration and has no operating revenues. The fluctuations in the quarterly losses are mainly due to the timing of development activities or certain non-cash items that may also have a significant impact, such as share-based compensation expense and write-downs of exploration and evaluation assets.

3.3 Results of Operations for the Year Ended December 31, 2012

Net Loss

The net loss of $1,561,919 in 2012 is $435,248 (22%) lower than the $1,997,167 loss of 2011. In both years, the income tax provision and other comprehensive loss were $nil.

The $435,248 decrease in net loss is due to:

  $435,743 of lower stock-based compensation expense, reflective of a lower option cost per share in 2012 compared to 2011;
  $206,407 of higher write-downs of exploration and evaluation assets, for the Oceanview Claims and the Chile Properties in 2012, versus the Malagasy Properties in 2011;
  $3,033 of lower depreciation expense;
  $7,563 of lower other income; and,
  $210,442 of lower cash-based expenses.

Cash-based Expenses

Cash-based expenses, as set out below, include all expenses of the Company except for share-based compensation; write-downs of exploration and evaluation assets; and, depreciation and are reflective of those expenses that directly impact cash flows.

Total cash-based expenses of $946,962 in 2012 are $210,442 (18%) lower than the $1,157,404 of 2011.

Lower management fees are reflective of the resignation of the former President, in the third quarter of 2012, offset by severance costs incurred. The role of the President is currently filled by an employee of Beijing Donia. Total management fees expense for the fourth quarter of 2012 were $19,844.

Director fees were reduced to $7,000 in the last half of 2012, from $51,000 in the first two quarters of 2012.

The increase in salaries expense; professional fees; and, taxes, in 2012 when compared to 2011, is due to maintaining a corporate presence and operations in Chile. The Chilean activities were suspended by the end of the first quarter of 2013.

The decrease in consultants; marketing and promotion; travel, accommodation and meals; rent; and, transfer agent expenses, totalling $121,338 for 2012, compared to 2011, is due to cost-cutting initiatives implemented during the year.

The Company has focused on existing resource properties in 2012, resulting in no identifiable costs related to the investigation of new properties for this year.

The foreign exchange gains are directly related to the Chilean Subsidiaries.

3

3.3 Results of Operations for the Year Ended December 31, 2012 (Continued)

Recurring Administrative Expenses (Continued)

A detailed breakdown of recurring administrative expenses for the years ended December 30, 2012 and 2011 follows:

	Decrease	2012	2011	Decrease
	%			(Increase)
Management fees	4	$259,094	$270,615	$11,521
Directors’ fees	34	58,000	88,500	30,500
Salaries and benefits	(21)	99,895	82,677	(17,218)
Consultants	30	64,784	91,937	27,153
Marketing and promotion	52	38,528	80,653	42,125
Travel, accommodation and meals	23	92,738	120,591	27,853
Rent	37	25,727	40,661	14,934
Office and general	(21)	108,524	89,410	(19,114)
Transfer agent fees	37	15,502	24,775	9,273
Professional and regulatory fees	(6)	183,350	172,827	(10,523)
Capital and other taxes	(7)	5,680	5,327	(353)
Investigation of new properties	n/a	-	89,431	89,431
Foreign exchange gains	n/a	(4,860)	-	4,860

Total	18	$946,962	$1,157,404	$210,442

3.4 Liquidity and Capital Resources Liquidity

At December 31, 2012, the Company had working capital of $1,140,124, defined as the difference between current assets and current liabilities, an increase of $840,487 compared with working capital of $299,637 at December 31, 2011. At December 31, 2012, the Company had cash and cash equivalents of $82,069, a decrease of $665,328 compared to $747,397 at December 31, 2011. For years ended December 31, 2012 and 2011, the net changes in cash resources were attributable to:

Increase (decrease) in cash resources	2012	2011
Purchase of equipment	$(3,413)	$(55,910)
Exploration expenditures	(774,626)	(1,538,592)
Due from Chile Vendor	(962,136)	-
Due to related party	62,000	-
Contributions to capital, net of amounts due	9,335
Proceeds from private placement	1,901,500	2,000,000
Issue costs	(14,515)	(15,563)
Exercise of options	-	130,000
Net loss for the period	(1,561,919)	(1,997,167)
Items in net loss not affecting working capital
Share-based compensation	125,257	561,000
Depreciation	15,365	18,398
Write-down of resource properties	474,457	268,050
Change in amounts receivable, prepaid expenses, trade payables and other payables	63,367	(74,040)

Net decrease in cash resources	$(665,328)	$(703,824)

4

3.4 Liquidity and Capital Resources Liquidity (Continued)

Capital Resource Transactions – 2012

a)	Shares and warrants

The Company issued 21,127,778 Units by way of private placement, in 2012, at $0.09 per Unit with each unit consisting of one non-flow-through common share and one-half of one common share purchase warrant exercisable at $0.12 in the first year and $0.15 in the second year, resulting in the issuance of 21,127,778 shares and 10,563,889 warrants, for gross proceeds of $1,901,500. No warrants were exercised or expired during 2012.

b)	Stock Options Granted

In 2012, the Company granted a total of 4,450,000 stock options with an average exercise price of $0.123 per share, to directors, officers, employees, contractors and subsidiary directors, to acquire up to 4,450,000 common shares of the Company. All of the stock options that were granted in 2012 were issued for a five-year term and vested in 2012, similar to prior years.

a)	Stock Options Exercised and Forfeited

No options were exercised and 300,000 forfeited during 2012.

Future Funding Sources and Requirements

The Company’s main sources of funding are equity markets and the exercise of outstanding warrants and options.

The Company does not currently have any non-core assets available for sale. As at December 31, 2012, the Company had working capital of approximately $1.1 million and may require the following estimated funds for operations and planned exploration activities during 2013:

Potential Funds Required
Activity
Operations – administrative expenses and Investigation of new properties	$427,500
Exploration and evaluation assets
Acquisition of new property	200,000
Coxheath Property, Nova Scotia, Canada	200,000
Winston Lake Property, Ontario, Canada	200,000

Total	$1,027,500

Management believes that the Company has the ability to complete new equity financing to generate sufficient funds that are adequate to maintain the Company’s capacity and advance its exploration plans. However, the Company’s ability to raise these funds could be impacted by the market, economic and other conditions described in section “1.4 Risks and Uncertainties”, above.

5

4.1 Exploration and Evaluation Assets – Descriptions and Carrying Values

During the two year period ended December 31, 2012, the Company had interests in six mineral properties, which are classified as exploration and evaluation (“E&E”) assets. A continuity of these mineral properties for years ended December 31, 2012 and 2011 are as follows:

				Chile
	Coxheath	Oceanview	Pick Lake	Properties	Malagasy	Totals

2012 Summary
Balance – January 1, 2012	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674

Exploration and evaluation expenditures
Acquisition costs	-	-	32,557	45,897	-	78,454
Deferred exploration expenditures	495,955	-	120,487	16,144	-	632,586
Write-off of properties	-	(203,523)	-	(270,934)	-	(474,457)
Net change for the year	495,955	(203,523)	153,044	(208,893)	-	236,583

Balance – December 31, 2012	$6,558,172	$-	$536,085	$-	$-	$7,094,257
Cumulative balances:
Acquisition costs	$3,225,000	$-	$164,755	$-	$-	$3,389,755
Deferred exploration expenditures	3,333,172	-	371,330	-	-	3,704,502

Balance – December 31, 2012	$6,558,172	$-	$536,085	$-	$-	$7,094,257

2011 Summary
Balance – January 1, 2011	$5,110,451	$200,740	$-	$-	$-	$5,311,191

Exploration and evaluation expenditures
Acquisition costs	-	-	132,198	120,649	37,318	290,165
Deferred exploration expenditures	951,766	2,783	250,843	88,244	230,732	1,524,368
Write-off of properties	-	-	-	-	(268,050)	(268,050)
Net change for the year	951,766	2,783	383,041	208,893	-	1,546,483

Balance – December 31, 2011	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674
Cumulative balances:
Acquisition costs	$3,225,000	$100,000	$132,198	$120,649	$-	$3,577,847
Deferred exploration expenditures	2,837,217	103,523	250,843	88,244	-	3,279,827

Balance – December 31, 2011	$6,062,217	$203,523	$383,041	$208,893	$-	$6,857,674

Details of the Company’s individual exploration and evaluation properties follow. Exploration plans are covered separately in section “4.2 Exploration and Evaluation Assets – Recent Exploration Activities”.

Coxheath Property

The 100% owned Coxheath Property is located west-southwest of Sydney, Nova Scotia, where the Company’s holdings consist of 6 contiguous licences with a total of 214 mineral claims, covering approximately 34.24 sq. km.

This property was acquired in September 2007 by way of an agreement with Coxheath Resources Ltd. (“Coxheath Resources”) to purchase 80% of the property and an earn-in agreement with Burnt Point Resources Limited (“Burnt Point”) to acquire the remaining 20%. Under the earn-in agreement, the Company expended $1,200,000 in site development and exploration costs and remained obligated to Burnt Point for a 3% net smelter return (NSR). In 2009, the Company purchased a 1% NSR back from Burnt Point for $400,000; acquired two additional properties from Coxheath Resources for $300,000; and, sold a 0.7% NSR to Coxheath Resources for $700,000.

As of December 31, 2012, the Company continues to actively explore the Coxheath Property and is potentially obligated to other parties for a total 2.7% NSR thereon.

6

4.1 Exploration and Evaluation Assets – Descriptions and Carrying Values (Continued)

Oceanview Claims

In 2008, the Company acquired a 50% working interest in 196 mineral claims, known as the “Oceanview Claims”, located in the vicinity of the Company’s Coxheath property, for a $100,000 option payment and an expenditure commitment of $100,000 in exploration costs made in 2009 and 2010. The Oceanview Claims are subject to a 2% NSR and the Company has the right to purchase 50% of the NSR royalty for $1,000,000.

The Company no longer considers the Oceanview Claims to be of significant interest and no further exploration program is planned. As a result, this asset has been written off.

Pick Lake (formerly Winston Lake) Property

On June 29, 2011, the Company completed an option agreement (“the Formal Agreement”) with Orebot, Inc.

("Orebot") pursuant to which the Company may earn a 100% interest in the Winston Lake Property, which consists of 5 claims (53 units, or 848 hectares), located approximately 200 km east of Thunder Bay, Ontario, with road access from Highway 17. The transaction, as amended on June 13, 2012, requires the Company to pay Orebot a total of $1,270,000 of which the Company has paid $60,000 and is expected to pay $50,000 on June 15, 2013, $300,000 on June 15, 2014, $360,000 on June 15, 2015 and $500,000 on June 15, 2016, failing which the Company will lose its rights to this property.

Independent of the Orebot acquisition, the Company registered 547 units, or 8,752 hectares, of claims in the Winston Lake area, during 2011, and staked an additional 10 units, in July of 2012, to protect high priority geophysical targets. Including the Orebot acquisition and the additional claims acquired, the Company had a total of 610 units, or 9,760 hectares, of contiguous claims in the area, on December 31, 2012.

Based on the results of an airborne survey, in 2011, a partial follow-up of ground checks, in 2012, the Company released 242 of the additional units. The Company currently has 368 units, at Pick Lake, including the all of those originally acquired from Orebot.

The costs associated with both the Orebot-optioned property and the surrounding areas staked by the Company have been added to a single cost pool for accounting purposes. None of these claims are subject to any NSR.

Chile Properties

On September 15, 2011, the Company entered into an LOI with Sinotech Mineral Exploration Chile Limitada

(“Sinotech Chile”) a subsidiary of Sinotech Mineral Exploration Co., Ltd. of China (“SMEC”), for the acquisition of two gold/copper properties in Chile (“the Chile Properties”). SMEC is the parent company of Beijing Donia.

A final agreement to acquire the properties was announced January 9, 2012 and 480,000,000 Chilean Pesos was advanced by the Company’s Chilean Subsidiaries to Sinotech Chile (the “Vendor”), as a deposit for closing. On December 20, 2012, Silvore Fox announced that it was not in the Company’s best interest to close this purchase and that the Vendor and the Company had agreed to terminate the acquisition agreement. On February 6, 2013, Sinotech Chile repaid the deposit to the Company’s Chilean Subsidiaries.

All costs previously capitalized for the Chile Properties have been written off as of December 31, 2012.

Malagasy Properties

On April 12, 2011, the Company entered into a Letter of Intent (LOI) with Gaea Mining Co. Ltd. Sarl (“GAEA”) to negotiate the terms of a joint exploration agreement pursuant to which the Company would earn a 55% interest in two copper properties located in western Madagascar. In May 2011, the Company commenced preliminary exploration and evaluation of the properties, but the Company subsequently determined that GAEA could not verify its rights to the respective properties and that its investment therein was fully impaired. The Company is exploring legal avenues to obtain damages from GAEA.

7

4.2 Exploration and Evaluation Assets – Recent Exploration Activities

Coxheath Property

Set in the Coxheath Hills, at the site of a former copper mine, this asset sits approximately 14km from deep-water shipping facilities, has excellent access to the property via paved highways and benefits from onsite power with a three-phase power line that intersects the claims. Copper was first discovered on the property in 1875. The main property had five shafts sunk and limited copper production prior to 1901.

In the second quarter of 2012, a research team from Beijing Donia visited the Coxheath site to re-evaluate the property and prepare for an induced polarization (“IP”) and magnetic survey in the third quarter. This 22 km long IP and magnetic program was completed by JVX Ltd. in August 2012 in the southern and northern areas of the property. The results, as reviewed by Beijing Donia, revealed the existence of an intermediate to weak annular IP anomaly in the southern survey grid and relatively strong IP anomalies along the L2 IP line in the northern survey grid.

Based on survey anomalies above, in combination with the anomalies detected during a 2009 geophysical survey by Matrix GeoTechnologies Ltd., a new set of drill targets were developed by the Beijing Donia team. In the last quarter of 2012, a 1259 metres diamond drill program was completed by Logan Drilling Limited (Nova Scotia). In three of the four holes, several 0.5 to 1 m long intercepts of disseminated chalcopyrite mineralization was intersected at various depths.

In 2012, while Silvore Fox assisted Beijing Donia with some of the logistics, Beijing Donia conducted and financed the exploration for this property. Beijing Donia’s geologist in charge of this program believes that: 1) the ground Cu/Mo mineralization is controlled by the NE striking faults (as discovered by their current exploration work) and 2) with continued exploration programs, the new IP anomalies discovered at depth may lead to the discovery of a Cu/Mo deposit. Beijing Donia has been tremendously supportive to Silvore Fox during this difficult time in the junior exploration market and the Company is appreciative of having such a strong partner with a long term perspective.

In the third quarter of 2012, the Company determined that several claim units were no longer considered core exploration blocks. One licence, consisting of 23 claims, was dropped entirely while a second licence was reduced from 36 to 6 units. A third licence containing 12 claims was dropped on November 23, 2012. The remaining land holdings consist of 6 contiguous licences with a total of 214 mineral claims, covering approximately 34.24 sq. km (down from 43.68 sq. km).

Pick Lake (formerly Winston Lake) Property

The Company’s claims are situated in Winston and Pick Lake region, near Schreiber in north-western Ontario. They are understood to contain the zinc-rich Pick Lake volcanogenic massive sulphide deposit (VMS) and encompass the mining permit containing the similar grade Winston Lake and Zenmac VMS deposits mined out by the late 1990's.

According to Ontario government figures reported by Inmet Mining in 1998, the Pick Lake deposit has an historical non-compliant reserve estimate of 600,000 tonnes at 21.2% Zinc, 1% Copper, potentially making this the highest grade zinc resource known in Ontario. This tonnage and grade was not verified by the Company and cannot be relied upon as a current resource. The Company’s management believes that the surrounding Winston Lake and Pick Lake area has potential for further discoveries in addition to its historical deposits.

Exploration History

The property partially surrounds a small block of patent claims held by Inmet Mining and is identified as the Winston Lake zinc mine that was in operation from 1988 to 1998. This area has a long history of mineral exploration, starting from 1879 with the discovery of what became the Zenith Zinc mine. The property includes the Pick Lake zinc deposit that was drill tested by Falconbridge in the 1980s.

8

4.2 Exploration and Evaluation Assets – Recent Exploration Activities (Continued)

Pick Lake Property (continued)

The following lists some of the major historical work/activities in the area:

1879	Massive zinc mineralization was found near Kenabic at what would become the Zenith mine
1952	3 to 5% disseminated sulphides over an area of 10 x 75 m was found at the nearby Anderson showing
1966-1970	180,000 tons of 16.5% Zinc were extracted
1978	Geological, lithogeochemical, and geophysical surveys by Falconbridge
1981	HLEM, magnetic and VLF surveys over the Zenith mine and area by Falconbridge
1982	Drilling by Falconbridge
1983	Flown with INPUT by Falconbridge
1983	8 blocks in the Winston Lake/Duck Lake area were flown with INPUT by Noranda
1984	Drilling by Falconbridge on the down dip extension of the Anderson showing intersected a thin, high-grade sheet of massive sulphide mineralization. This is the Pick Lake deposit.
1988-1998	The Winston Lake mine in operation

Silvore Fox’s Exploration of Pick Lake

Geotech Ltd. was contracted in July of 2011 to fly a helicopter–borne VTEM system and magnetic survey over the property. The VTEM system was selected because of its reported recent successes in identifying more deeply buried targets, a feature of both the Pick and Winston Lake deposits. The 1097.7 line-km survey was completed in the latter half of August 2011 over an area of 115.43 sq. km. On August 30, 2011, JVX Ltd., a contracting and consulting geophysical company from Richmond Hill, Ontario, was contracted to assess and interpret the quality of the anomaly picks resulting from the Geotech survey, and also aid in the selection of appropriate ground geophysical follow-up and possible drill targets.

In January of 2012, the Company received the final interpretation report from JVX Ltd. Several VTEM anomalies were identified. In December 2012, the Company also received a geological interpretational report on the geophysical interpretation of the VTEM anomalies by Mr. Ian Chisholm.

Dr. Yang of Beijing Donia Resources Co. Ltd. visited the site in July-August, 2012 and initiated a preliminary investigation of some of the VTEM anomalies southwest of Winston Lake mine in the Pick Lake region and northwest of the Winston Lake Mine. He collected 72 grab samples for assay.

The zinc assays results of these initial 72 samples collected around VTEM targets C16, C17, C18 and west of C12 near Ciglen Lake show some anomalous results. Seven of those samples range from 1.76% Zinc (Sample # WL35) to 29.5% Zinc (Sample # WL40).

Copper assays results of samples collected around the VTEM targets C16, C17, C18 and west of C12 near Ciglen Lake show some anomalous samples. Two of those samples range from 1.06% Copper (Sample # WL42) to 2.58% Copper (Sample # WL36).

On Sept 2012, Silvore Fox hired Elizabeth Vida, P.Geo. to perform an on-site investigation of these high priority VTEM anomalies and to determine their viability as potential drill targets, with emphasis on anomalies located within claims optioned from Orebot. Ms. Vida was aided by Marc Gaudreau of Keystone Associates Inc. in the ground checking of these VTEM anomalies last October, 2012 and collected 54 grab samples for assay.

9

4.2 Exploration and Evaluation Assets – Recent Exploration Activities (Continued)

Pick Lake Property (continued)

Of the 54 grab samples, anomalous results for zinc, copper and gold assays are found just west of VTEM target C11 and near the Ciglen and Trail showings. Anomalous zinc values ranged from 390 ppm Zn (Sample 27540) near C11 with 0.04% Cu and 305 ppb Au to 2.08% Zn (Sample 27530) on the Trail showing with 2.05% Cu and 394 ppb Au to 5.5% Zinc (Sample 27552) on the Ciglen showing with 0.04% Cu and 10 ppb Au.

Using this information as well as the VTEM targets, the Company is currently developing further exploration plans.

The other high priority VTEM anomalies, all located on the 100% owned Silvore Fox property, will be ground-checked for possible drill targets during the next field season.

4.3 Exploration and Evaluation Assets – Exploration Standards

Silvore Fox follows established industry exploration and reporting standards as outlined in “Exploration Best Practices Guidelines” by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) National Instrument 43-101 Standards of Disclosure for Mineral Projects and Companion Policy 43-101CP.

Standards Applied in 2012

On the Coxheath Property in Cape Breton Nova Scotia, the company followed the same procedures with their 2012 drilling program (of 1259m) as implemented in the 2011 program.

Qualified Persons

In 2011 and 2012, the Company utilized the services of Mr. Ian Chisholm, P. Eng. (Coxheath Property, Pick Lake Property and Chilean Properties) as its Qualified Person as defined by the National Instrument 43-101.

During the third Quarter of 2012, the Company hired Ms. Elizabeth Vida, P. Geo., as their Exploration Manager and their Qualified Person for the technical data as defined by the National Instrument 43-101.

5.1 Share Data

The following table sets out the number of shares, warrants and options outstanding at the dates indicated:

	December 31,	April 9,
	2012	2013

Common shares issued and outstanding	184,819,995	184,819,995
Potential issuance of common shares
Warrants	21,674,997	10,563,889
Stock options	15,500,000	14,500,000

Fully diluted share totals	221,994,992	209,883,884

11,111,108 of the warrants outstanding on December 31, 2012 expired on March 28, 2013. The remaining 10,563,889 are exercisable at $0.12 per share until June 28, 2013 and at $0.15 per share from that date until June 28, 2014.

10

5.1 Share Data (Continued)

The following stock options were outstanding and exercisable as of December 31, 2012 and April 9, 2013:

Expiry date of Options		Exercise	December	April 9,
As at April 9, 2013	Grant date	Price	31, 2012	2013

June 4, 2013	June 5, 2008	$0.25	1,050,000	750,000
January 20, 2015	January 21, 2010	$0.10	1,800,000	1,500,000
May 14, 2013	February 10, 2010	$0.10	950,000	200,000
February 9, 2015	February 10, 2010	$0.10	1,250,000	1,250,000
June 8, 2015	June 9, 2010	$0.10	300,000	300,000
February 13, 2016	February 14, 2011	$0.10	1,100,000	1,000,000
Sept. 20, 2016	Sept. 21, 2011	$0.125	4,300,000	2,550,000
November 1, 2016	November 2, 2011	$0.125	400,000	400,000
February 9, 2017	February 10, 2012	$0.10	200,000	200,000
October 16, 2017	October 17, 2012	$0.125	4,150,000	4,050,000
February 14, 2018	February 15, 2013	$0.125	-	2,300,000
Totals			15,500,000	14,500,000

On February 15, 2013, the Company granted 2,300,000 options to acquire 2,300,000 common shares of the Company, in order to replace some of the 3,300,000 that expired in 2013.

Shares held in Escrow

As at the date of this MD&A, there were a total of 1,680,000 common shares of the Company held in escrow. These shares will be released from escrow at prescribed intervals in accordance with Initial and Surplus Security Agreements. Shares held in escrow are included in both issued and outstanding shares.

5.2 Related Party Transactions

The Company considers its related parties to consist of key members or former members of its management personnel (including all officers and directors), their close family members, and companies controlled or significantly influenced by such individuals; and reporting shareholders and their affiliates which may exert significant influence over the Company’s activities, as detailed below:

(i)	Beijing Donia Resources Co. Ltd. (“Beijing Donia”) is a Chinese private company that owns 35.3% of the Company’s common shares and 58.4% of its warrants as of December 31, 2012.

(ii)	Sino Minerals Corp. (“Sino Canada”) is a Canadian subsidiary of Beijing Donia.

(iii)	Sinotech Mineral Exploration Co. Ltd. (“SMEC”) is a Chinese private company and the parent company of Beijing Donia.

(iv)	Sinotech Mineral Exploration Chile Limitada (“Sinotech Chile”) is a Chilean private company and subsidiary of SMEC.

(v)	SinoTech (Hong Kong) Corporation Limited (“Sinotech Hong Kong”) is a Hong Kong private company and subsidiary of SMEC.

(vi)	Keystone Associates (“Keystone”) is owned by a current director and provides consulting services, including property evaluation, office support and office space.

(vii)

Senior officers – The former President, Vice-President & former Interim Chief Financial Officer and the current Chief Financial Officer provide their respective services to the Company through their personal service corporations, pursuant to their fee-for-services contract with the Company.

11

5.2 Related Party Transactions (Continued)

(viii)	Directors - The Company pays quarterly fees to its directors for participating in board and committee meetings.

During the year ended December 31, 2012, Beijing Donia incurred $345,526 (2011, $nil) of exploration and evaluation costs in respect of the Coxheath and Pick Lake Properties. This work was completed on Beijing Donia’s initiative and at no cost to the Company, yet the Company has obtained access to the knowledge obtained. These costs have been included as Exploration and evaluation expenditures and as Contributed surplus, in these financial statements.

During the year ended December 31, 2012, Beijing Donia committed to a $261,642 contribution of capital to the Company (2011, $nil) to fund some of the geologic exploration work incurred on the Coxheath and Pick Lake properties, received by the Company as $9,335 of cash in 2012 and $252,307 of cash in 2013, which has been recorded as contributed surplus in these financial statements.

Below is a summary of the related party transactions for the years ended December 30, 2012 and 2011.

Expensed in the consolidated statements
of loss and comprehensive loss in the period	2012	2011

Management fees – officers	$259,094	$267,865
Directors’ fees	58,000	88,500
Keystone	48,139	133,740
Presidents spouse –admin support and rent	-	7,166
	365,233	497,271
Share-based compensation
Director	34,502	359,907
Officers	22,448	129,640
	56,950	489,547

Total	$422,183	$986,818

Fees and related expenses capitalized in the period
Keystone Associates	$27,853	$-
SMEC and its subsidiaries	5,531	385,340
	$33,394	$385,340

Below is a summary of the amounts owed by or to related parties as at December 30, 2012 and 2011.

Receivable or payable in the consolidated statements	December 31,	December 31,
of financial position	2012	2011

Receivables
Due from officer	$-	$243
Due from Beijing Donia	252,307	-
Due from Chile Vendor	962,136	-
	$1,214,433	$243
Payables
Due to directors and officers	$5,493	$25,839
Due to Keystone	-	941
Due to SMEC and its subsidiaries	62,000	128,988
Total	$67,493	$125,768

12

5.3 Financial Instruments

The Company’s financial instruments consist of cash (classified as loans and receivables), cash equivalents (classified as financial assets at fair value through profit or loss), amounts receivable (classified as loans and receivables) and trade and other payables (classified as other financial liabilities).

As at December 31, 2012, the carrying values and fair values of the Company’s financial instruments are approximately the same. The Company’s financial instruments that are carried at fair value consist of cash equivalents, which are classified as “Level 2” within the fair value hierarchy (i.e. inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly).

As at December 31, 2012, there is $2,500 in cash equivalents compared to $535,193 of GIC’s held at December 31, 2011 bearing interest at nominal rates of interest and cashable at any time. The Company has not used any hedging or financial derivatives.

5.4 Commitments and Contingencies Environmental Contingencies Environmental Contingencies

The Company’s exploration activities are subject to various federal, provincial and international laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations and has made, and expects to make in the future, appropriate expenditures to comply with such laws and regulations

13

Silvore Fox Minerals Corp.

Interim Condensed Consolidated Financial Statements

As at March 31, 2013

SILVORE FOX MINERALS CORP.

Table of Contents

PAGE

Management’s Responsibility for the Interim Condensed Conso lidated
Financial Statements	3
Interim Condensed Consolidated Statements of Financial Position	4
Interim Condensed Consolidated Statements of Loss and Comprehensive Loss	5
Interim Condensed Consolidated Statements of Cash Flows	6
Interim Condensed Consolidated Statements of Changes in Equity	7
Notes to the Interim Condensed Consolidated Financial Statements	8 - 19

2

May 30, 2013

Management’s Responsibility for the Financial Statements

The accompanying interim condensed consolidated financial statements of Silvore Fox Minerals Corp. have been prepared by the Company’s management in accordance with International Financial Reporting Standards and contain estimates based on management’s judgment. Internal control systems are maintained by management to provide reasonable assurances that assets are safeguarded and financial information is reliable.

The Board of Directors of the Company is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the interim condensed consolidated financial statements and the accompanying management discussion and analysis. The Board carries out this responsibility principally through its Audit Committee.

The Audit Committee is appointed by the Board of Directors. It meets with the Company’s management and auditors and reviews internal control and financial reporting matters to ensure that management is properly discharging its responsibilities before submitting the interim condensed consolidated financial statements to the Board of Directors for approval.

MSCM LLP, appointed as the Company’s auditors by the directors, has reviewed these interim condensed consolidated financial statements but is not required to provide a report thereon.

(signed) ‘Dr. Wenshan Zhang’	(signed) ‘Scott Franklin, CFP, CA
Chief Executive Officer	Chief Financial Officer
Beijing, China	Mississauga, Ontario

3

SILVORE FOX MINERALS CORP.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT MARCH 31, 2013, DECEMBER 31, 2012 and JANUARY 1, 2012
(Unaudited - in Canadian dollars)

			December 31,	January 1,
			2012	2012
		March 31,	Restated	Restated
	Notes	2013	(Note 3a)	(Note 3a)

ASSETS

Current assets
Cash and cash equivalents		$822,710	$82,069	$747,397
Amounts receivable and prepaid expenses	5	39,220	58,631	193,747
Due from related party for capital contributions	11	252,307	252,307	-
Due from Chile Vendor	6, 10c & 11	-	962,136	-
		1,114,237	1,355,143	941,144
Non-current assets
Equipment	7	65,465	69,865	89,444
		65,465	69,865	89,444

Total Assets		$1,179,702	$1,425,008	$1,030,588

EQUITY AND LIABILITIES

Current liabilities
Trade, related party and other payables	8 & 11	$152,521	$215,019	$641,507

Equity
Share capital	9	13,407,435	13,407,435	11,520,450
Options and broker warrants reserve		890,222	1,153,096	1,054,500
Contributed surplus		1,274,147	964,829	331,000
Deficit		(14,544,623)	(14,315,371)	(12,516,869)
		1,027,181	1,209,989	389,081

Total Equity and Liabilities		$1,179,702	$1,425,008	$1,030,588

Nature and continuance of operations and going concern (Note 1 & 2)
Events after the reporting period (Note 13)

They are signed on the Company’s behalf by:

(signed) “Wenshan Zhang”, Director	(signed) “Andrew L. Smith”, Director

4

See accompanying notes to the interim condensed consolidated financial statements.

SILVORE FOX MINERALS CORP.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012
(Unaudited - in Canadian dollars)`

			2012
			Restated
	Notes	2013	(Note 3a)

Exploration and evaluation expenditures
Acquisition costs		$-	$21,778
Exploration costs		23,423	52,575
Depreciation		1,530	1,910
	10	24,953	76,263

Administrative expenditures
Management fees	11	33,337	55,500
Share-based compensation	9e	46,444	22,218
Directors’ fees	11	4,000	25,500
Salaries and benefits		10,003	19,221
Consultants		-	11,114
Marketing and promotion		7,186	23,557
Travel, accommodation and meals		4,687	29,973
Rent		3,600	8,899
Office and general		22,880	31,855
Transfer agent fees		2,333	3,386
Professional and regulatory fees		29,218	56,101
Capital and other taxes		-	500
Investigation of new properties		41,538	-
Foreign exchange gains		(4,601)	-
Depreciation		2,870	3,890
		203,495	291,714

Operating loss		(228,448)	(367,977)

Other income (expense)
Interest income		-	1,708
Interest expense and bank charges		(804)	(884)
		(804)	824

Net loss and comprehensive loss attributable to common shareholders		$(229,252)	$(367,153)

Basic and diluted loss per common share		($0.001)	($0.002)

Weighted-average number of common shares
Basic and diluted	9f	184,819,995	163,692,217

5

See accompanying notes to the interim condensed consolidated financial statements.

SILVORE FOX MINERALS CORP.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012
(Unaudited - in Canadian dollars)

		2012
		Restated
	2013	(Note 3a)

Operating activities
Net loss	$(229,252)	$(367,153)
Adjusted for
Share-based compensation	46,444	22,218
Depreciation	4,400	5,800
Other expense (income)	804	(824)
	(177,604)	(339,959)
Changes in non-cash working capital
Decrease in amounts receivable and prepaid expenses	19,411	155,990
Decrease in other payables and accrued expenses	(62,498)	(145,295)
Net cash used in operating activities	(220,691)	(329,264)

Investing activities
Interest received	-	1,708
Purchase of equipment	-	(2,299)
Due from Chile Vendor	962,136	-
Net cash provided by (used) in investing activities	962,136	(591)

Financing activities
Interest and bank charges paid	(804)	(884)
Net cash used in financing activities	(804)	(884)

Net increase (decrease) in cash and cash equivalents	740,641	(330,739)

Cash and cash equivalents, beginning of period	82,069	747,397

Cash and cash equivalents, end of period	$822,710	$416,658

6

See accompanying notes to the interim condensed consolidated financial statements.

SILVORE FOX MINERALS CORP.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012
(Unaudited - in Canadian dollars)

		# of Issued		Options and
		and fully paid	Share	broker warrants	Contributed		Total
	Notes	common shares	capital	reserve	surplus	Deficit	equity

Balance – January 1, 2013, as Restated (Note 3a)		184,819,995	$13,407,435	$1,153,096	$964,829	$(14,315,371)	$1,209,989

Loss for the period		-	-	-	-	(229,252)	(229,252)
Share-based compensation	9e & 11	-	-	46,444	-	-	46,444
Options expired or forfeited		-	-	(309,318)	309,318		-
Net change for the period		-	-	(262,874)	309,318	(229,252)	(182,808)

Balance – March 31, 2013		184,819,995	$13,407,435	$890,222	$1,274,147	$(14,544,623)	$1,027,181

Balance – January 1, 2012, as Restated (Note 3a)		163,692,217	$11,520,450	$1,054,500	$331,000	$(12,516,869)	$389,081

Loss for the period		-	-	-	-	(367,153)	(367,153)
Share-based compensation	9e & 11	-	-	22,218	-	-	22,218
Net change for the period		-	-	22,218	-	(367,153)	(344,935)

Balance – March 31, 2012		163,692,217	$11,520,450	$1,076,718	$331,000	$(12,884,022)	$44,146

7

See accompanying notes to the interim condensed consolidated financial statements.

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Silvore Fox Minerals Corp. (the “Company” or “Silvore Fox”) is a development stage enterprise with its registered head office at 145 Riviera Drive, Unit 7, Markham, Ontario, L3R 5J6. The Company’s principal business activity is the acquisition and exploration of mineral resource properties and it has not yet determined whether its properties contain ore reserves that are economically recoverable.

The Company is a Tier II issuer on the TSX Venture Exchange (hereafter “TSX-V”) and its common shares trade under the symbol “SFX”. As at March 31, 2013 and December 31, 2012, 35.3% (January 1, 2012 – 30.0%) of the Company’s common shares were held by Beijing Donia Resources Co. Ltd. (“Beijing Donia”).

2.	GOING CONCERN ASSUMPTION

These interim condensed consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

For the three months ended March 31, 2013, the Company incurred a net loss of $229,252 and, as at March 31, 2013, reported a deficit of $14.5 million (December 31, 2012 - $14.3 million and January 1, 2012 - $12.5 million). As at March 31, 2013, the Company had working capital of approximately $1.0 million, which is barely sufficient to fund its short-term operating and exploration activities. The Company’s ability to continue as a going concern is dependent upon securing new funding to meet its working capital and exploration requirements or to generate positive cash flows, either from operations or sale of properties, and casts significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern. These interim condensed consolidated financial statements do not reflect the adjustments to the carrying value and classifications of assets and liabilities or to reported expenses that would be necessary were the going concern assumption inappropriate and these adjustments could be material.

Management believes that sufficient working capital will be obtained from external financing sources to meet the Company’s current and future liabilities and commitments as they become due. There is a significant risk; however, that additional financing may not be available on a timely basis or on terms acceptable to the Company.

3.	CHANGE IN ACCOUNTING POLICY

(a) Exploration and evaluation assets

During the three-month period ended March 31, 2013, the Company retrospectively changed its accounting policy regarding exploration and evaluation expenditures in order to recognize these expenditures directly to net loss instead of capitalizing them as exploration and evaluation assets. Management believes that the new presentation provides a clearer picture of the expenses incurred by the Company, as well as the nature of these expenses, and that this method is being increasingly preferred in the mining exploration industry.

The retrospective application of this change decreased the value of exploration and evaluation assets and increased the deficit by $7,094,257, $6,933,937 and $6,857,674 as at December 31, 2012, March 31, 2012 and January 1, 2012, respectively, reflecting the cumulative impact of the change in accounting policy on prior periods Net loss for the years ended December 31, 2012 and 2011 increased by $711,040 (Note 10) and $1,814,533, respectively, while the net loss for the three-month period ended March 31, 2012 increased by $76,263. Basic and diluted net loss per share increased by $0.004 for the year ended December 31, 2012 and by $nil for the three-month period ended March 31, 2012.

8

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

3.	CHANGE IN ACCOUNTING POLICY (Continued)

	(b)	IFRS 10 Consolidated Financial Statements

On January 1, 2013, the Company adopted IFRS 10 which introduces a single consolidation model for all entities which focuses on control; including the rights an investor has to variable returns resulting from its involvement with the investee and the investor’s ability to affect those returns thr ough its power over the investee. The standard does not have a significant impact on the Company’s financial position or results of operations.

	(c)	IFRS 12 Disclosure of Interests in Other Entities

On January 1, 2013, the Company adopted IFRS 12 which integrates all of the disclosure requirements for interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities into a single standard. The required disclosures provide information to evaluate the nature of, and risks associated with, an entity’s interest in other entities. The standard does not have a significant impact on the expected disclosures in the Company’s annual Consolidated Financial Statements.

	(d)	IFRS 13 Fair Value Measurement

On January 1, 2013, the Company adopted IFRS 13 which consolidates the fair value measurement and disclosure requirements into a single standard. The standard does not have a significant impact on the expected disclosures in the Company’s annual Consolidated Financial Statements.

	(e)	IAS 1 Presentation of Financial Statements

On January 1, 2013, the Company adopted the amendments to IAS 1 with respect to incremental disclosures regarding comparative information, retrospective restatement or reclassification or change in accounting policy. Accordingly the disclosures required by these amendments have been incorporated into these Interim Condensed Consolidated Financial Statements.

4.	SIGNIFICANT ACCOUNTING POLICIES

	a)	Statement of Compliance

These interim condensed consolidated financial statements for the three months ended March 31, 2013 have been prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, under the International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), following the same accounting policies and methods of computation as the audited consolidated financial statements for the fiscal year ended December 31, 2012, except as indicated in Note 3(a). The interim condensed consolidated financial statements do not include all of the disclosures included in the annual audited consolidated financial statements and accordingly should be read in conjunction with the December 31, 2012 annual audited consolidated financial statements and the notes thereto.

These interim condensed consolidated financial statements were authorized for issuance by the Board of Directors of the Company on May 30, 2013.

9

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Basis of Preparation

These interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries (Note 13(a)). All intercompany balances, transactions, income and expenses, and losses have been eliminated on consolidation. The Company’s principal subsidiaries are Golden Fox Resources SpA and Golden Eagle Resources SpA, both residents in Chile (collectively “the Chilean Subsidiaries”) and Eagle Valley Resources Limited, Aucu Minerals Corp. and Harvest Minerals Ltd. (collectively “the BVI Subsidiaries”).

	c)	Basis of Measurement

These consolidated financial statements are prepared on the historical cost basis except for certain financial instruments, which have been measured at fair value and are prepared using the accrual basis of accounting.

	d)	Foreign Currency Translation

Items included in the financial statements of each entity consolidated by the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The functional currency of the Company and all of its subsidiaries is the Canadian dollar.

Foreign currency transactions are translated into the functional currency of the entity using the exchange rate prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the interim condensed consolidated statement of loss and comprehensive loss as foreign exchange gains or losses.

	e)	Exploration and Evaluation Expenditures

The Company’s accounting policies for exploration and evaluation expenditures, in respect of mineral properties, are as follows:

Pre-exploration Expenditures

Prospecting and other pre-exploration expenditures incurred before the Company has the legal right, including enforceable legal option to acquire such right, to explore a mineral property are charged to profit or loss, as incurred, and included in Investigation of new properties expense.

Exploration and Evaluation Expenditures

Acquisition costs and exploration expenditures are charged to profit or loss, as incurred. Acquisition costs are the costs of acquiring legal rights to explore a mineral property and include cash consideration paid and/or the fair market value of shares issued by the Company. Properties acquired under option agreements, whereby payments are made at the sole discretion of the Company, are recorded in the accounts when the payments are made. Exploration expenditures include such items as drilling and camps, transportation, technical studies, assays, consulting fees and property-specific general and administrative expenses.

10

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Exploration and Evaluation Expenditures (Continued)

Development and Production Expenditures

Development costs to bring an actual mine into production, incurred after the technical feasibility and commercial viability of extraction of an exploration property are determined, are capitalized to property, plant and equipment.

Once commercial production has commenced, the property, plant and equipment of the applicable mineral property are charged to profit or loss using the unit-of-production method based on estimated proven and probable recoverable reserves. Production costs for the period are allocated to inventory and profit or loss as appropriate.

	f)	IFRS Standards Not Yet Adopted

The Company has not yet adopted certain new IFRS standards, amendments and interpretations to existing standards, which have been published and may impact the Company but are only effective for its future accounting periods. The potentially relevant new standards include:

IFRS 9 - Financial Instruments addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39 for debt instruments with a new mixed measurement model having only two categories: amortized cost and fair value through profit or loss. IFRS 9 also replaces the models for measuring equity instruments, and such instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive income. This standard is required to be applied for annual periods beginning on or after January 1, 2015.

New or amended IFRS standards apply to the Company’s annual periods beginning on or after the stated effective date. Management is currently assessing the impact of adopting these changes on the Company’s financial reporting.

5.	AMOUNTS RECEIVABLE AND PREPAID EXPENSES

	March 31,	December 31,	January 1,
	2013	2012	2012

Amounts receivable	$31,844	$24,767	$177,492
Prepaid expenses	7,376	33,864	16,255

	$39,220	$58,631	$193,747

6.	DUE FROM CHILE VENDOR

The Company’s Chilean Subsidiaries advanced 480,000,000 Chilean pesos to a related party Vendor, Sinotech Chile, in 2012, for the acquisition of the Chile Properties (Note 11c). The Vendor held these funds on deposit, net of 16,902,018 Chilean pesos paid by the related party Vendor to settle other third party obligations of the Chilean Subsidiaries, for payment of $1,000,000 Canadian due for the acquisition. The net amount, of 463,097,982 Chilean pesos, was refunded to the Chilean subsidiaries on February 6, 2013.

11

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

7.	EQUIPMENT

A continuity of the Company’s equipment for the three-month period ended March 31, 2013 and year ended December 31, 2012 is presented below:

	Office
	furniture and	Computer		Field
	equipment	equipment	Vehicles	equipment	Totals
Cost
As at January 1, 2013	$6,410	$9,439	$83,173	$44,000	$143,022
Additions for the period	-	-	-	-	-
As at March 31, 2013	6,410	9,439	83,173	44,000	143,022

Accumulated Depreciation
As at January 1, 2013	2,089	4,467	53,108	13,493	73,157
Depreciation for the period	225	385	2,260	1,530	4,400
As at March 31, 2013	2,314	4,852	55,368	15,023	77,557

Net Book Value
As at March 31, 2013	$4,096	$4,587	$27,805	$28,977	$65,465

Net Book Value
As at January 1, 2012	$5,401	$2,958	$42,951	$38,134	$89,444

Cost
As at January 1, 2012	$6,410	$6,026	$83,173	$44,000	$139,609
Additions for the year	-	3,413	-	-	3,413
As at December 31, 2012	6,410	9,439	83,173	44,000	143,022

Accumulated Depreciation
As at January 1, 2012	1,009	3,068	40,222	5,866	50,165
Depreciation for the year	1,080	1,399	12,886	7,627	22,992
As at December 31, 2012	2,089	4,467	53,108	13,493	73,157

Net Book Value
As at December 31, 2012	$4,321	$4,972	$30,065	$30,507	$69,865

8.	TRADE AND OTHER PAYABLES

	March 31,	December 31,	January 1,
	2013	2012	2012

Exploration and evaluation payables	$23,644	$46,680	$463,419
Due to related party (Note 11)	62,000	62,000	-
Other payables and accrued expenses	66,877	106,339	178,088

	$152,521	$215,019	$641,507

12

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

9.	SHARE CAPITAL

	a)	Authorized Share Capital

The Company’s authorized share capital consists of:

An unlimited number of voting common shares without nominal or par value; and

An unlimited number of preferred shares without nominal or par value, issuable in one or more series

	b)	Issued Share Capital

As at March 31, 2013, the Company’s issued and outstanding share capital consisted of 184,819,995 (December 31, 2012 – 184,819,995 and January 1, 2012 – 163,692,217) common shares with a stated value of $13,407,435 (December 31, 2012 - $13,407,435 and January 1, 2102 - $11,520,450). As at March 31, 2013, 1,680,000 (December 31, 2012 – 1,680,000 and January 1, 2012 – 2,100,000) of the issued shares were held in escrow.

	c)	Non-Brokered Private Placements

During the year ended December 31, 2012, non-brokered private placements of units consisting of non-flow-through common shares and warrants, were as follows:

	# of			# of	# of
	units		Gross	shares	warrants	Exercise price
Issue date	issued	Unit price	proceeds	issued	issued	of warrants (term)

June 29, 2012	16,111,111		$1,450,000	16,111,111	8,055,555
July 6, 2012	555,556		50,000	555,556	277,778
July 20, 2012	4,461,111		401,500	4,461,111	2,230,556
	21,127,778	$0.09	$1,901,500	21,127,778	10,563,889	$0.12 (1st year)
						$0.15 (2nd year)

Issue costs for these private placements charged to share capital in 2012 were $14,515. The units issued were subject to a 4-month restricted period. Of the 2012 issue, 16,111,111 of the units were acquired by Beijing Donia, representing 76.3% of the issue, and nil units were acquired by directors, officers and other related parties.

d)	Share Purchase Warrants

A continuity of the Company’s outstanding investor warrants for the three-month period ended March 31, 2013 is:

	Term in	January 1,				Issue Price	March 31,
Expiry date	years	2013	Issued	Exercised	Expired	Year 1/Year 2	2013

June 28, 2014	2	10,563,889	-	-	-	$0.12/$0.15	10,563,889
March 28, 2013	2	11,111,108	-	-	(11,111,108)		-
		21,674,997	-	-	-		10,563,889

13

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

9.	SHARE CAPITAL (Continued)

	d)	Share Purchase Warrants (Continued)

A continuity of the Company’s outstanding investor warrants for the year ended December 31, 2012 is:

	Term in	January 1,				Issue Price	December 31,
Expiry date	years	2012	Issued	Exercised	Expired	Year 1/Year 2	2012

June 28, 2014	2	-	10,563,889	-	-	$0.12/$0.15	10,563,889
March 28, 2013	2	11,111,108	-	-	-	$0.12/$0.15	11,111,108
		11,111,108	10,563,889	-	-		21,674,997

e) Share-based Compensation

Under the Company’s stock option plan, options may be granted for up to 10% of the issued and outstanding common shares. The exercise price of the options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the TSX-V, and will not otherwise be less than $0.10 per share. The maximum exercise period after the grant of the option is 10 years. All stock option grants are approved by the Company’s Board of Directors.

All of the outstanding options have five-year terms. When an employee’s service ends, the expiry date of his/her options is accelerated to either 90 days or 180 days thereafter, depending on the terms of the related option agreement.

During the three-month period ended March 31, 2013, the Company granted 2,300,000 options with a weighted average exercise price of $0.125. During the year ended December 31, 2012, the Company granted 4,450,000 options with a weighted average exercise price of $0.123. All of the options granted in 2013 and 2012 were vested immediately. The total share-based compensation expense for the three-month period ended March 31, 2013 was $46,444 (March 31, 2012 – $22,218).

A summary of the Company’s stock options transactions for the three-month period ended March 31, 2013 and the year ended December 31, 2012 is as follows:

	2013		2012

		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	Of Options	Price	Of Options	Price

Balance, beginning of period/year	15,500,000	$0.124	11,350,000	$0.124
Granted	2,300,000	$0.125	4,450,000	$0.123
Expired or forfeited	(3,300,000)	$0.128	(300,000)	$0.103

Balance, end of period/year	14,500,000	$0.124	15,500,000	$0.124

Exercisable, end of period/year	14,500,000	$0.124	15,500,000	$0.124

14

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

9.	SHARE CAPITAL (Continued)

	e)	Share-based Compensation (Continued)

Outstanding stock options as at March 31, 2013 are as follows:

		Exercise	Options	Options
Expiry date	Grant date	Price	Outstanding	Exercisable
June 4, 2013	June 5, 2008	$0.25	750,000	750,000
January 20, 2015	January 21, 2010	$0.10	1,500,000	1,500,000
May 14, 2013	February 10, 2010	$0.10	200,000	200,000
February 9, 2015	February 10, 2010	$0.10	1,250,000	1,250,000
June 8, 2015	June 9, 2010	$0.10	300,000	300,000
February 13, 2016	February 14, 2011	$0.10	1,000,000	1,000,000
September 20, 2016	September 21, 2011	$0.125	2,550,000	2,550,000
November 1, 2016	November 2, 2011	$0.125	400,000	400,000
February 9, 2017	February 10, 2012	$0.10	200,000	200,000
October 16, 2017	October 17, 2012	$0.125	4,050,000	4,050,000
From prior years			12,200,000	12,200,000

February 14, 2018	February 15, 2013	$0.125	2,300,000	2,300,000
Issued in 2013			2,300,000	2,300,000
Totals			14,500,000	14,500,000
Weighted-average exercise price			$0.124	$0.124

The expected annualized volatility used in the fair value estimate of share-based compensation is based on the historical volatility of the Company’s share price on the TSX Venture Exchange.

On February 15, 2013, the Company granted 2,300,000 stock options, exercisable at $0.125 per share, to consultants, to acquire up to 2,300,000 common shares of the Company. These options were issued to replace others that were expiring due to employment status changes and they vested immediately. The fair value of these options was estimated at $0.02 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.46%, an expected annualized volatility of 120%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On October 17, 2012, the Company granted 4,150,000 stock options, exercisable at $0.125 per share, to directors, officers, employees and consultants, to acquire up to 4,150,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.025 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.42%, an expected annualized volatility of 105%, an expected dividend yield of 0.0% and an expected option life of 5 years.

On February 10, 2012, the Company granted 300,000 stock options, exercisable at $0.10 per share, to a consultant and two subsidiary directors, to acquire up to 300,000 common shares of the Company. These options vested immediately. The fair value of these options was estimated at $0.077 per share using the Black-Scholes option pricing model with a risk-free interest rate of 1.37%, an expected annualized volatility of 130%, an expected dividend yield of 0.0% and an expected option life of 5 years.

15

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

9.	SHARE CAPITAL (Continued)

	f)	Loss Per Share

Loss per share is calculated using the basic and diluted weighted-average number of common shares outstanding during the three months ended March 31, 2013, which was 184,819,995 (March 31, 2012 – 163,692,217) for both basic and diluted calculations.

The determination of the weighted-average number of shares outstanding for the calculation of diluted loss per share for the three months ended March 31, 2013 excludes the potential effect of 10,563,889 (March 31, 2012 – 11,111,108) outstanding warrants and 14,500,000 (March 31, 2012 – 11,650,000) outstanding options, as they are anti-dilutive.

10.	EXPLORATION AND EVALUATION EXPENDITURES

Below is a summary of the Company’s Exploration and Evaluation expenditures for the three-month periods ended March 31, 2013 and March 31, 2012 and the year ended December 31, 2012:

	March 31,	March 31,	December 31,
	2013	2012	2012
Acquisition Costs
Pick Lake Property	$-	$-	$32,557
Chile Properties	-	21,778	45,897

Total acquisition costs	$-	$21,778	$78,454

Exploration Costs
Coxheath Property	$16,340	$22,690	$488,328
Pick Lake	7,083	4,075	120,487
Chile Properties	-	25,740	16,144

Total evaluation costs	$23,423	$52,505	$624,959

Depreciation of Equipment
Coxheath Property	$1,530	$1,980	$7,627

Total depreciation	$1,530	$1,980	$7,627

Total Expenditures
Coxheath Property (a)	$17,870	$24,670	$495,955
Pick Lake Property (b)	7,083	4,075	153,044
Chile Properties (c)	-	47,518	62,041

	$24,953	$76,263	$711,040

16

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

10.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

Details of the Company’s mining properties are as follows:

	a)	Coxheath Property

The 100% owned Coxheath Property is located west-southwest of Sydney, Nova Scotia, where the Company’s holdings consist of 6 contiguous licenses with a total of 214 mineral claims. This property was acquired in September 2007, by way of an agreement with Coxheath Resources Ltd. (“Coxheath Resources”) to purchase 80% of the property and an earn-in agreement with Burnt Point Resources Limited (“Burnt Point”) to acquire the remaining 20%. As at March 31, 2013, the Company is obligated to other parties for a total 2.7% net smelter return (“NSR”) thereon.

	b)	Pick Lake (formerly Winston Lake) Property

On June 29, 2011, the Company completed an option agreement effective June 15, 2011 (“the Formal Agreement”) with Orebot, Inc. ("Orebot") pursuant to which the Company may earn a 100% interest in Orebot’s Pick Lake Property, which consists of 5 claims (53 claim units) located east of Thunder Bay, Ontario. The transaction, as amended in 2012, requires the Company to pay Orebot a total of $1,270,000 of which the Company has paid $60,000 and is to pay $50,000 on June 15, 2013, $300,000 on June 15, 2014, $360,000 on June 15, 2015 and $500,000 on June 15, 2016, failing which the Company will lose its rights to this property.

In 2011 and 2012, the Company registered 557 additional units of claims around Pick Lake and, in 2013, 242 of the additional units were released. As of March 31, 2013, the Company had a total of 368 units of contiguous claims in the area.

	c)	Chile Properties

On September 15, 2011, the Company entered into a Letter of Intent (“LOI”) with Sinotech Mineral Exploration Chile Limitada (“Sinotech Chile”) a subsidiary of Sinotech Mineral Exploration Co., Ltd. of China (“SMEC”), for the acquisition of two gold/copper properties in Chile (“the Chile Properties”). SMEC is the parent company of Beijing Donia.

A final agreement to acquire the properties was announced January 9, 2012 and 480,000,000 Chilean Pesos, approximating $987,500 Cdn, was advanced, in July 2012, by the Company’s Chilean Subsidiaries to Sinotech Chile (the “Vendor”), as a deposit (Note 6) for closing. On December 20, 2012, Silvore Fox announced that it was not in the Company’s best interest to close this purchase and that the Vendor and the Company had agreed to terminate the acquisition agreement. On February 6, 2013, Sinotech Chile repaid the deposit to the Company’s Chilean Subsidiaries.

17

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

11.	RELATED PARTY TRANSACTIONS

The nature of the Company’s related party relationships have not changed materially since those disclosed as at December 31, 2012 and for the year ended on that date.

Below is a summary of the related party transactions for the three-month periods ended on March 31, 2013 and 2012:

	2013	2012

Exploration and evaluation expenditures
Keystone Associates	$9,800	$-
	9,800	-

Administrative Expenditures
Management fees – officers	33,337	55,500
Directors’ fees	4,000	25,500
Keystone Associates	12,802	17,539
	50,139	98,539

Total Expenditures	$59,939	$98,539

During the last quarter of 2012, Beijing Donia incurred $345,526 of exploration and evaluation expenses in respect of the Coxheath and Pick Lake Properties, on Beijing Donia’s initiative and at no cost to the Company. These costs were included as exploration and evaluation expenditures and as contributed surplus, in the December 31, 2012 consolidated financial statements. In addition, during the year ended December 31, 2012, Beijing Donia committed to a $261,642 contribution of capital to the Company by reimbursing the Company for certain exploration and evaluation expenditures spent during the year, received as $252,307 of cash in 2013 and $9,335 of cash in 2012, which has been recorded as contributed surplus in the December 31, 2012 consolidated financial statements.

In 2013, Beijing Donia has not incurred any exploration or evaluation expenses on the Company’s mining properties, nor has it made any additional commitment to reimburse the Company for any exploration or evaluation expenses.

18

SILVORE FOX MINERALS CORP.
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(Unaudited - in Canadian dollars)

11.	RELATED PARTY TRANSACTIONS (Continued)

Below is a summary of amounts owed by or to related parties as at March 31, 2013, December 31, 2012 and January 1, 2012:

Receivables or payables in the consolidated	March 31,	December 31,	January 1,
statements of financial position	2013	2012	2012

Receivables
Due from officer	$-	$-	$243
Due from Beijing Donia–paid April 1, 2013	252,307	252,307	-
Due from Chile Vendor (Note 6)	-	962,136	-
	$252,307	$1,214,433	$243
Payables
Due to directors and officers	$1,000	$5,493	$25,839
Due to Keystone Associates	-	-	941
Due to SMEC and its subsidiaries	62,000	62,000	128,988
Total	$63,000	$67,493	$155,768

12.	SEGMENTED INFORMATION

The Company’s operations currently comprise a single operating segment engaged in the acquisition, exploration and development of mineral properties.

13.	EVENTS AFTER THE REPORTING PERIOD

(a) Subsidiary Companies

In the period after March 31, 2013, the Company has continued the process of allowing its BVI and Chilean Subsidiaries to become dormant shells with no assets or liabilities, all of which have been repatriated to Canada and/or settled.

(b) Amalgamation with Golden Share Mining Corporation

On May 30, 2013, the Company announced an agreement with Golden Share Mining Corporation, a public company that trades on the TSX Venture Exchange under the symbol “GSH”, that is subject to the approval of the TSX Venture Exchange and the shareholders of both companies, for the amalgamation of Silvore Fox Minerals Corp. (“SFX”) and Golden Share Mining Corporation (“GSH”). The amalgamated company will be named Golden Share Mining Corporation (“Amalco”).

Pursuant to the proposed amalgamation agreement, each of the shareholders, warrant holders and option holders of SFX and GSH will receive one (1) share, warrant or option of Amalco, with the same remaining terms as the financial instruments they previously held, for each five (5) shares, warrants or options they previously held in SFX or GSH.

19

Silvore Fox Minerals Corp.

Management’s Discussion & Analysis

For the Three Months Ended March 31, 2013

1.1 Introduction

This Management’s Discussion and Analysis (“MD&A”) document, prepared as of May 30, 2013, should be read in conjunction with the unaudited interim condensed consolidated financial statements of Silvore Fox

Minerals Corp. (hereafter “Silvore Fox” or “the Company”) for the three months ended March 31, 2013. The unaudited interim condensed consolidated financial statements and this MD&A are expressed in Canadian dollars and prepared in accordance with International Financial Reporting Standards (“IFRS”).

The Company’s registered head office is at 145 Riviera Drive, Unit 7, Markham, Ontario, Canada, L3R 5J6. Additional information about Silvore Fox is available on the SEDAR website at www.sedar.com and on the Company’s website at www.silvorefox.com.

1.2 Forward-Looking Statements

This MD&A may contain certain forward looking statements relating to, but not limited to, the Company’s operations, exploration plans, anticipated equity financing, business prospects and strategies. Forward looking information typically contains statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes. Such forward-looking statements are subject to risks, uncertainties and other factors as identified under “Risks and Uncertainties” below, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include financial market conditions and economic, competitive, regulatory and business conditions. The Company updates its forward-looking statements at future dates based on outcomes not presently known and as such, readers should not place undue reliance on forward-looking statements.

1.3 Trends

Mineral exploration is a speculative venture. There is no certainty that money spent on exploration and development will result in discoveries of commercial quantities of minerals. The long-term profitability of the

Company’s operations will in part be related to the success of its exploration programs, which may be affected by a number of factors that are beyond the control of the Company. The exploration industry is intensely competitive in all its phases. The Company competes with many exploration companies that have greater financial resources and experience. The market price of precious metals and other minerals is volatile and cannot be controlled.

1.4 Risks and Uncertainties

The Company’s business is subject to risks inherent in mineral exploration and the future development of operations on its projects. The Company has identified certain risks pertinent to its business including: exploration and reserve risks, drilling and operating risks, costs and availability of materials and services, access to capital markets and the requirement for additional capital, loss of or changes to joint venture or related agreements, economic and sovereign risks, the possible effects of less developed legal systems, reliance on strategic relationships, market risk, volatility of future metals prices and foreign currency risk. Management attempts to monitor, assess and mitigate certain of these risks by retaining experienced professionals and using modern exploration technology.

To date, the Company has also received significant capital resources and technical support from related parties (see sections “2.1 Nature of Business’, ‘4.4 Liquidity and Capital Resources” and “6.2 Related Party Transactions”). There are no guarantees that this level of support will continue indefinitely.

1

2.1 Nature of Business

Silvore Fox Minerals Corp. (the “Company”) is a development stage enterprise, its principal business activity is the acquisition and exploration of mineral resource properties and it has not yet determined whether its properties contain ore reserves that are economically recoverable.

The Company is a Tier II issuer on the TSX Venture Exchange (“TSX-V”) and its common shares trade under the symbol “SFX”. As of March 31, 2013, Beijing Donia Resources Co. Ltd. (“Beijing Donia”) holds 35.3% of the Company’s outstanding common shares and 76.3% of its outstanding warrants. The Company is significantly reliant on Beijing Donia as a source of financing and for geological and exploration expertise.

3.1 Pending Amalgamation with Golden Share Mining Corporation

On May 30, 2013, the Company announced an agreement with Golden Share Mining Corporation, a public company that trades on the TSX Venture Exchange under the symbol “GSH”, that is subject to the approval of the TSX Venture Exchange and the shareholders of both companies, for the amalgamation of Silvore Fox Minerals Corp. (“SFX”) and Golden Share Mining Corporation (“GSH”). The amalgamated company will be named Golden Share Mining Corporation (“Amalco”).

Pursuant to the proposed amalgamation agreement, each of the shareholders, warrant holders and option holders of SFX and GSH will receive one (1) share, warrant or option of Amalco, with the same remaining terms as the financial instruments they previously held, for each five (5) shares, warrants or options they previously held in SFX or GSH.

4.1 Change in Accounting Policy for Exploration and Evaluation Expenditures

During the three-month period ended March 31, 2013, the Company retrospectively changed its accounting policy regarding exploration and evaluation expenditures in order to recognize these expenditures directly to net loss instead of capitalizing them as exploration and evaluation assets. Management believes that the new presentation provides a clearer picture of the expenses incurred by the Company, as well as the nature of these expenses, and that this method is being increasingly preferred in the mining exploration industry.

The retrospective application of this change decreased the value of exploration and evaluation assets and increased the deficit by $7,094,257, $6,933,937 and $6,857,674 as at December 31, 2012, March 31, 2012 and January 1, 2012, respectively, reflecting the cumulative impact of the change in accounting policy on prior periods Net loss for the years ended December 31, 2012 and 2011 increased by $711,040 and $1,814,533, respectively, while the net loss for the three-month period ended March 31, 2012 increased by $76,263. Basic and diluted net loss per share increased by $0.004 for the year ended December 31, 2012 and by $nil for the three-month period ended March 31, 2012.

All comparative information in this MD&A had been restated to reflect the above-mentioned change in accounting policy.

2

4.2 Financial Position

The following table shows selected financial information with respect to the Company’s financial position as at March 31, 2013, December 31, 2012, March 31, 2012 and January 1, 2012 ($):

	March 31,	December 31,	March 31,	January 1,
	2013	2012	2012	2012

Working capital (deficiency)	961,716	1,140,124	(41,797)	299,637
Total assets	1,179,702	1,425,008	540,358	1,030,588
Share capital, Options and broker warrants reserve and Contributed surplus	15,571,804	15,525,360	12,928,168	12,905,950
Deficit	(14,544,623)	(14,315,371)	(12,884,022)	(12,516,869)
Total shareholders’ equity	1,027,181	1,209,989	44,146	389,081

4.3 Operating Results

The following table shows selected operating results for the twelve month periods ended March 31, 2013 and 2012 ($):

	March 31,	March 31,
	2013	2012

E&E Expenditures	659,730	1,760,039
Income tax recovery	-	(1,600)
Net loss, including E&E expenditures	2,135,058	3,599,864

The following table shows selected quarterly operating results for the twelve months ended March 31, 2013 and 2012 ($):

2013 and 2012 Quarters Ended	March 31	December 31	September 30	June 30

E&E expenditures	24,953	364,920	240,539	29,318
Net loss, including E&E expenditures	229,252	906,726	691,390	307,690

2012 and 2011 Quarters Ended	March 31	December 31	September 30	June 30

E&E expenditures	76,263	545,180	901,055	237,541
Income tax recovery	-	(15,600)	7,000	7,000
Net loss, including E&E expenditures	367,153	1,090,730	1,592,049	549,932

The Company is involved in mineral exploration and has no operating revenues. The fluctuations in the quarterly losses are mainly due to the timing of development activities or certain non-cash items that may also have a significant impact, such as share-based compensation expense and write-downs of exploration and evaluation assets.

3

4.4 Results of Operations for the Three Months Ended March 31, 2013 and 2012

Net Loss

The net loss of $229,252 in the three-month period ended March 31, 2013 is $137,901 (38%) lower than the $367,153 net loss for the three-month period ended March 31, 2012, as follows:

	Decrease	2013	2012	Decrease
	%			(Increase)
Exploration and evaluation expenditures	67	$24,953	$76,263	$51,310
Investigation of new properties	n/a	41,538	-	(41,538)
Share-based compensation	(109)	46,444	22,218	(24,226)
Administrative expenditures	57	115,513	269,496	153,983
Net interest expense	n/a	804	(824)	(1,628)

Total Net Loss	38	$229,252	$367,153	$137,901

In both periods, the income tax provision and other comprehensive loss were $nil.

For a summary of exploration and evaluation expenditures see “5.1 Exploration and Evaluation Expenditures History”.

The costs for investigating new properties relate primarily to the amalgamation that is referred to in “3.1 Pending Amalgamation with Golden Share Mining Corporation”, above.

Share-based compensation expense may vary due to the number of options issued, the relative strike-price compared to the current market price for the respective shares, current interest rates and the volatility of the Company’s share price in the market. Seventy percent (70%) of the options issued in the three months ended March 31, 2013 were to replace ones being forfeited due to a change in the option holders’ employment status.

Administrative Expenditures

A detailed breakdown of administrative expenditures for the three-month periods ended March 31, 2013 and 2012 follows:

	Decrease	2013	2012	Decrease
	%			(Increase)
Management fees	40	$33,337	$55,500	$22,163
Directors’ fees	84	4,000	25,500	21,500
Salaries and benefits	48	10,003	19,221	9,218
Consultants	100	-	11,114	11,114
Marketing and promotion	69	7,186	23,557	16,371
Travel, accommodation and meals	84	4,687	29,973	25,286
Rent	60	3,600	8,899	5,299
Office and general	28	22,880	31,855	8,975
Transfer agent fees	31	2,333	3,386	1,053
Professional and regulatory fees	48	29,218	56,101	26,883
Capital and other taxes	100	-	500	500
Foreign exchange gains	n/a	(4,601)	-	4,601
Depreciation	26	2,870	3,890	1,020

Total	57	$115,513	$269,496	$153,983

4

4.4 Results of Operations for the Three Months Ended March 31, 2013 and 2012 (Continued)

Net Loss (Continued)

The Company has made it a priority to reduce expenses and negative cash flows since the second quarter of 2012, resulting in a reduction in administrative expenses. The key activities that have been undertaken include:

a.	The departure of the former CEO, whose role is currently filled by one of the directors;

b.	A significant reduction in the fees paid to directors;

c.	A termination of full time employees, most of whom have continued as part-time contractors;

d.	A move of office premises, to reduce rent and support costs; and

e.	A general reduction in marketing, travel, shareholder and office activities.

4.5 Liquidity and Capital Resources Liquidity

At March 31, 2013, the Company had working capital of $961,716, defined as the difference between current assets and current liabilities, a decrease of $178,408 compared with working capital of $1,140,124 at December 31, 2012. At March 31, 2013, the Company had cash and cash equivalents of $822,710, an increase of $740,641 compared to $82,069 at December 31, 2012. For the three-month periods ended March 31, 2013 and 2012, the net changes in cash resources were attributable to ($):

Increase (decrease) in cash resources	2013	2012
Purchase of equipment	-	(2,299)
Due from Chile Vendor	962,136	-
Net loss for the period	(229,252)	(367,153)
Items in net loss not affecting working capital
Share-based compensation	46,444	22,218
Depreciation	4,400	5,800
Change in amounts receivable, prepaid expenses, trade payables and other payables	(43,087)	10,695
Net increase (decrease) in cash resources	740,641	(330,739)

Capital Resource Transactions – 2013

a)	Shares and warrants - In the three month period ended March 31, 2013, no shares were issued, no warrants were exercised and 11,111,108 warrants expired.

b)

Stock Options Granted - In the three month period ended March 31, 2013, to replace options that were forfeited due to changes in employment status, the Company granted a total of 2,300,000 stock options with an average exercise price of $0.125 per share, to contractors, to acquire up to 2,300,000 common shares of the Company. All of the stock options that were granted in 2013 were issued for a five-year term and vested immediately, similar to prior years.

a)	Stock Options Exercised and Forfeited - No options were exercised and 3,300,000 were forfeited, during the three month period ended March 31, 2013.

5

4.5 Liquidity and Capital Resources Liquidity (Continued)

Future Funding Sources and Requirements

The Company’s main sources of funding are equity markets and the exercise of outstanding warrants and options.  The Company does not currently have any non-core assets available for sale. As at March 31, 2013, the Company had working capital of approximately $1.0 million and may require the following estimated funds for operations and planned exploration activities over the next 12 months:

Activity	Potential Funds Required
Operations – administrative expenses and Investigation of new properties	$427,500
Exploration and evaluation expenditures
Costs to complete amalgamation with Golden Share Mining Corporation	100,000
Coxheath Property, Nova Scotia, Canada	200,000
Winston Lake Property, Ontario, Canada	200,000
Total	$927,500

Management believes that the Company has the ability to complete new equity financing to generate sufficient funds that are adequate to maintain the Company’s capacity and advance its exploration plans. However, the Company’s ability to raise these funds could be impacted by the market, economic and other conditions described in section “1.4 Risks and Uncertainties”, above. In addition, it is expected that the amalgamation with Golden Share Mining Corporation, referred to in section “3.1 Pending Amalgamation with Golden Share Mining Corporation”, above, will change the Company’s operating expense projections and exploration priorities.

6

5.1 Exploration and Evaluation Expenditures History

Exploration history and plans, if any, are covered separately in section “5.2 Mineral Properties Descriptions and Exploration Activities”.

A history of the exploration and evaluation expenditures on the Company’s mineral properties follows:

	Three Months	Years Ended - December 31
	Ended March					2008 and
	31, 2013	2012	2011	2010	2009	2007
Acquisiton
Active Properties
Coxheath	-	-	-	-	- 300,000	3,525,000
Pick Lake	-	32,557	132,198	-		-
Subtotal	-	32,557	132,198	-	- 300,000	3,525,000
Other Properties
Chile	-	45,897	120,649	-	-	-
Malagasy	-	-	37,318	-	-	-
Oceanview	-	-	-	-	-	100,000
Other	-	-	-	-	300,000	-
Total	-	78,454	290,165	-	-	3,625,000
Exploration
Active Properties
Coxheath	17,870	495,955	951,766	1,230,300	383,617	271,534
Pick Lake	7,083	120,487	250,843
Subtotal	24,953	616,442	1,202,609	1,230,300	383,617	271,534
Other Properties
Chile	-	16,144	88,244	-	-	-
Malagasy	-	-	230,732	-	-	-
Oceanview	-	-	2,783	17,324	83,416	-
Other	-	-	-	-	1,600	-
Total	24,953	632,586	1,524,368	1,247,624	468,633	271,534
Total
Active Properties
Coxheath	17,870	495,955	951,766	1,230,300	83,617	3,796,534
Pick Lake	7,083	153,044	383,041	-	-	-
Subtotal	24,953	648,999	1,334,807	1,230,300	83,617	3,796,534
Other Properties
Chile	-	62,041	208,893	-	-	-
Malagasy	-	-	268,050	-	-	-
Oceanview	-	-	2,783	17,324	83,416	100,000
Other	-	-	-	-	301,600	-
Total	24,953	711,040	1,814,533	1,247,624	468,633	3,896,534

7

5.1 Exploration and Evaluation Expenditures History (Continued)

Details of the Company’s individual exploration and evaluation properties follow:

Coxheath Property

The 100% owned Coxheath Property is located west-southwest of Sydney, Nova Scotia, where the Company’s holdings consist of 6 contiguous licences with a total of 214 mineral claims, covering approximately 34.24 sq. km.

This property was acquired in September 2007 by way of an agreement with Coxheath Resources Ltd. (“Coxheath Resources”) to purchase 80% of the property and an earn-in agreement with Burnt Point Resources Limited (“Burnt Point”) to acquire the remaining 20%. Under the earn-in agreement, the Company expended $1,200,000 in site development and exploration costs and remained obligated to Burnt Point for a 3% net smelter return (NSR). In 2009, the Company purchased a 1% NSR back from Burnt Point for $400,000; acquired two additional properties from Coxheath Resources for $300,000; and, sold a 0.7% NSR to Coxheath Resources for $700,000.

As of March 31, 2013, the Company continues to actively explore the Coxheath Property and is potentially obligated to other parties for a total 2.7% NSR thereon.

Pick Lake (formerly Winston Lake) Property

On June 29, 2011, the Company completed an option agreement (“the Formal Agreement”) with Orebot, Inc. ("Orebot") pursuant to which the Company may earn a 100% interest in Orebot’s Pick Lake Property, which consists of 5 claims (53 units, or 848 hectares), located approximately 200 km east of Thunder Bay, Ontario, with road access from Highway 17. The transaction, as amended on June 13, 2012, requires the Company to pay Orebot a total of $1,270,000 of which the Company has paid $60,000 and is expected to pay $50,000 on June 15, 2013, $300,000 on June 15, 2014, $360,000 on June 15, 2015 and $500,000 on June 15, 2016, failing which the Company will lose its rights to this property.

Independent of the Orebot acquisition, the Company registered 547 units, or 8,752 hectares, of claims in the Winston Lake area, during 2011, and staked an additional 10 units, in July of 2012, to protect high priority geophysical targets. Including the Orebot acquisition and the additional claims acquired, the Company had a total of 610 units, or 9,760 hectares, of contiguous claims in the area, on December 31, 2012.

Based on the results of an airborne survey, in 2011, and a partial follow-up of ground checks, in 2012, the Company released 242 of the additional units in 2013. The Company currently has 368 units, at Pick Lake, including the all of those originally acquired from Orebot.

None of these claims are subject to any NSR.

Chile Properties

On September 15, 2011, the Company entered into an LOI with Sinotech Mineral Exploration Chile Limitada (“Sinotech Chile”) a subsidiary of Sinotech Mineral Exploration Co., Ltd. of China (“SMEC”), for the acquisition of two gold/copper properties in Chile (“the Chile Properties”). SMEC is the parent company of Beijing Donia.

A final agreement to acquire the properties was announced January 9, 2012 and 480,000,000 Chilean Pesos was advanced by the Company’s Chilean Subsidiaries to Sinotech Chile (the “Vendor”), as a deposit for closing. On December 20, 2012, Silvore Fox announced that it was not in the Company’s best interest to close this purchase and that the Vendor and the Company had agreed to terminate the acquisition agreement. On February 6, 2013, Sinotech Chile repaid the deposit to the Company’s Chilean Subsidiaries.

Malagasy Properties

On April 12, 2011, the Company entered into a Letter of Intent (LOI) with Gaea Mining Co. Ltd. Sarl (“GAEA”) to negotiate the terms of a joint exploration agreement pursuant to which the Company would earn a 55% interest in two copper properties located in western Madagascar. In May 2011, the Company commenced preliminary exploration and evaluation of the properties, but the Company subsequently determined that GAEA could not verify its rights to the respective properties and that its investment therein was fully impaired. The Company is exploring legal avenues to obtain damages from GAEA.

8

5.1 Exploration and Evaluation Expenditures History (Continued)

Oceanview Claims

In 2008, the Company acquired a 50% working interest in 196 mineral claims, known as the “Oceanview Claims”, located in the vicinity of the Company’s Coxheath property, for a $100,000 option payment and an expenditure commitment of $100,000 in exploration costs made in 2009 and 2010. The Oceanview Claims are subject to a 2% NSR and the Company has the right to purchase 50% of the NSR royalty for $1,000,000.

5.2 Mineral Properties Descriptions and Exploration Activities

Coxheath Property

Set in the Coxheath Hills, at the site of a former copper mine, this asset sits approximately 14km from deep-water shipping facilities, has excellent access to the property via paved highways and benefits from onsite power with a three-phase power line that intersects the claims. Copper was first discovered on the property in 1875. The main property had five shafts sunk and limited copper production prior to 1901.

In the second quarter of 2012, a research team from Beijing Donia visited the Coxheath site to re-evaluate the property and prepare for an induced polarization (“IP”) and magnetic survey in the third quarter. This 22 km long

IP and magnetic program was completed by JVX Ltd. in August 2012 in the southern and northern areas of the property. The results, as reviewed by Beijing Donia, revealed the existence of an intermediate to weak annular IP anomaly in the southern survey grid and relatively strong IP anomalies along the L2 IP line in the northern survey grid.

Based on survey anomalies above, in combination with the anomalies detected during a 2009 geophysical survey by Matrix GeoTechnologies Ltd., a new set of drill targets were developed by the Beijing Donia team. In the last quarter of 2012, a 1259 metres diamond drill program was completed by Logan Drilling Limited (Nova Scotia). In three of the four holes, several 0.5 to 1 m long intercepts of disseminated chalcopyrite mineralization was intersected at various depths.

Of the four holes drilled, only two holes, SF12-01 and SF12-02, showed slightly anomalous results. Refer to Table 1 for the summary of these intercepts (as determined by weighted averages)

Table 1: Significant drill hole intercepts (using weighted average) in the Coxheath Winter 2012 drill program.

Hole ID	From (m)	To (m)	Interval (m)	Cu ppm	Mo ppm
SF12-01	73.8	75.2	1.4	81.14	663.57
SF12-01	208.6	209.5	0.9	1220.00	14.00
SF12-01	295.4	297	1.6	766.88	3.38
SF12-01	299.8	301.4	1.6	817.63	10.00
SF12-01	305.6	307.6	2	1397.50	3.50
SF12-01	333.6	336.6	3	1023.33	26.33
SF12-02	248.2	249.7	1.5	1053.33	9.00
SF12-02	253.8	255.3	1.5	398.67	2.00

Assay Analysis for CU and Mo via ME-ICP61

9

5.2 Mineral Properties Descriptions and Exploration Activities (Continued)

Coxheath Property (Continued)

In 2012, while Silvore Fox assisted Beijing Donia with some of the logistics, Beijing Donia conducted and financed the exploration for this property. Beijing Donia’s geologist in charge of this program believes that:

1.	the ground Cu/Mo mineralization is controlled by the NE striking faults (as discovered by their exploration work); and,

2.	with continued exploration programs, the new IP anomalies discovered at depth may lead to the discovery of a Cu/Mo deposit.

Beijing Donia has been tremendously supportive to Silvore Fox during this difficult time in the junior exploration market and the Company is appreciative of having such a strong partner with a long term perspective.

In the third quarter of 2012, the Company determined that several claim units were no longer considered core exploration blocks. One licence, consisting of 23 claims, was dropped entirely while a second licence was reduced from 36 to 6 units. A third licence containing 12 claims was dropped on November 23, 2012. The remaining land holdings consist of 6 contiguous licences with a total of 214 mineral claims, covering approximately 34.24 sq. km (down from 43.68 sq. km).

Beijing Donia is continuing to evaluate the Coxheath property and to plan for a new drill program in 2013. Assay results from the December 2012 drill program (Table 1) will aid in this planning.

Pick Lake (formerly Winston Lake) Property

The Company’s claims are situated in Winston and Pick Lake region, near Schreiber in north-western Ontario. They are understood to contain the zinc-rich Pick Lake volcanogenic massive sulphide deposit (VMS) and encompass the mining permit containing the similar grade Winston Lake and Zenmac VMS deposits mined out by the late 1990's.

According to Ontario government figures reported by Inmet Mining in 1998, the Pick Lake deposit has an historical non-compliant reserve estimate of 600,000 tonnes at 21.2% Zinc, 1% Copper, potentially making this the highest grade zinc resource known in Ontario. This tonnage and grade was not verified by the Company and cannot be relied upon as a current resource. The Company’s management believes that the surrounding Winston Lake and Pick Lake area has potential for further discoveries in addition to its historical deposits.

Exploration History

The property partially surrounds a small block of patent claims held by Inmet Mining and is identified as the Winston Lake zinc mine that was in operation from 1988 to 1998. This area has a long history of mineral exploration, starting from 1879 with the discovery of what became the Zenith Zinc mine. The property includes the Pick Lake zinc deposit that was drill tested by Falconbridge in the 1980s.

The following lists some of the major historical work/activities in the area:

1879	Massive zinc mineralization was found near Kenabic at what would become the Zenith mine
1952	3 to 5% disseminated sulphides over an area of 10 x 75 m was found at the nearby Anderson showing
1966-1970	180,000 tons of 16.5% Zinc were extracted
1978	Geological, lithogeochemical, and geophysical surveys by Falconbridge
1981	HLEM, magnetic and VLF surveys over the Zenith mine and area by Falconbridge
1982	Drilling by Falconbridge

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5.2 Mineral Properties – Recent Exploration Activities (Continued)

Pick Lake (formerly Winston Lake) Property (Continued)

1983	Flown with INPUT by Falconbridge
1983	8 blocks in the Winston Lake/Duck Lake area were flown with INPUT by Noranda
1984	Drilling by Falconbridge on the down dip extension of the Anderson showing intersected a thin, high-grade sheet of massive sulphide mineralization. This is the Pick Lake deposit.
1988-1998	The Winston Lake mine in operation

Silvore Fox’s Exploration of Pick Lake

Geotech Ltd. was contracted in July of 2011 to fly a helicopter–borne VTEM system and magnetic survey over the property. The VTEM system was selected because of its reported recent successes in identifying more deeply buried targets, a feature of both the Pick and Winston Lake deposits. The 1097.7 line-km survey was completed in the latter half of August 2011 over an area of 115.43 sq. km. On August 30, 2011, JVX Ltd., a contracting and consulting geophysical company from Richmond Hill, Ontario, was contracted to assess and interpret the quality of the anomaly picks resulting from the Geotech survey, and also aid in the selection of appropriate ground geophysical follow-up and possible drill targets.

In January of 2012, the Company received the final interpretation report from JVX Ltd. Several VTEM anomalies were identified. In December 2012, the Company also received a geological interpretational report on the geophysical interpretation of the VTEM anomalies by Mr. Ian Chisholm.

Dr. Yang of Beijing Donia Resources Co. Ltd. visited the site in July-August, 2012 and initiated a preliminary investigation of some of the VTEM anomalies southwest of the Winston Lake mine in the Pick Lake region and northwest of the Winston Lake Mine. He collected 72 grab samples for assay.

The zinc assays results of these initial 72 samples collected around VTEM targets C16, C17, C18 and west of C12 near Ciglen Lake show some anomalous results. Seven of those samples range from 1.76% Zinc (Sample # WL35) to 29.5% Zinc (Sample # WL40).

Copper assays results of samples collected around the VTEM targets C16, C17, C18 and west of C12 near Ciglen Lake show some anomalous samples. Two of those samples range from 1.06% Copper (Sample # WL42) to 2.58% Copper (Sample # WL36).

On Sept 2012, Silvore Fox hired Elizabeth Vida, P.Geo. to perform an on-site investigation of these high priority VTEM anomalies and to determine their viability as potential drill targets, with emphasis on anomalies located within claims optioned from Orebot. Ms. Vida was aided by Marc Gaudreau of Keystone Associates Inc. in the ground checking of these VTEM anomalies last October, 2012 and collected 54 grab samples for assay.

Of the 54 grab samples, anomalous results for zinc, copper and gold assays are found just west of VTEM target C11 and near the Ciglen and Trail showings. Anomalous zinc values ranged from 390 ppm Zn (Sample 27540) near C11 with 0.04% Cu and 305 ppb Au to 2.08% Zn (Sample 27530) on the Trail showing with 2.05% Cu and 394 ppb Au to 5.5% Zinc (Sample 27552) on the Ciglen showing with 0.04% Cu and 10 ppb Au.

Using this information as well as the VTEM targets, the Company was developing further exploration plans in the last quarter of 2012. This included a plan to investigate other high priority VTEM anomalies, all located on the 100% owned Silvore Fox property.

The Company has recently contracted InnovExlpo to complete a 43-101 Report for Pick Lake and plans to use this information to assist in developing its future exploration plans.

11

5.3 Mineral Properties – Exploration Standards

Silvore Fox follows established industry exploration and reporting standards as outlined in “Exploration Best Practices Guidelines” by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) National Instrument 43-101 Standards of Disclosure for Mineral Projects and Companion Policy 43-101CP.

Standards Applied in 2012

On the Coxheath Property, in Cape Breton Nova Scotia, the Company followed standardized procedures in their 2012 drilling program (of 1259m). In summary, mineralized samples were collected at the discretion of the core logging geologist, within the same lithological units but at sample lengths no longer than 1 metre. Certified standards were inserted and alternated with blanks samples every 10 samples. Duplicates were randomly selected within every 32 samples groupings and tested by splitting the half core and submitting for analysis.

Qualified Persons

During 2013, the Company utilized the services of Ms. Elizabeth Vida, P. Geo., as their Exploration Manager and their Qualified Person for the technical data as defined by the National Instrument 43-101.

6.1 Share Data

The following table sets out the number of shares, warrants and options outstanding at the dates indicated:

	March 31,	May 30,
	2013	2013
Common shares issued and outstanding	184,819,995	184,819,995
Potential issuance of common shares
Warrants	10,563,889	10,563,889
Stock options	14,500,000	14,300,000

Fully diluted share totals	209,883,884	209,683,884

The 10,563,889 of outstanding warrants are exercisable at $0.12 per share until June 28, 2013 and at $0.15 per share from that date until June 28, 2014.

The following stock options were outstanding and exercisable as at March 31, 2013 and May 30, 2013:

		Exercise	March 31,	May 30,
Expiry Date	Grant Date	Price	2013	2013

June 4, 2013	June 5, 2008	$0.25	750,000	750,000
January 20, 2015	January 21, 2010	$0.10	1,500,000	1,500,000
May 14, 2013	February 10, 2010	$0.10	200,000	-
February 9, 2015	February 10, 2010	$0.10	1,250,000	1,250,000
June 8, 2015	June 9, 2010	$0.10	300,000	300,000
February 13, 2016	February 14, 2011	$0.10	1,000,000	1,000,000
September 20, 2016	September 21, 2011	$0.125	2,550,000	2,550,000
November 1, 2016	November 2, 2011	$0.125	400,000	400,000
February 9, 2017	February 10, 2012	$0.10	200,000	200,000
October 16, 2017	October 17, 2012	$0.125	4,050,000	4,050,000
February 14, 2018	February 15, 2013	$0.125	2,300,000	2,300,000
			14,500,000	14,300,000

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6.1 Share Data (Continued)

Shares held in Escrow

As at the date of this MD&A, there were a total of 1,680,000 common shares of the Company held in escrow. These shares will be released from escrow at prescribed intervals in accordance with the Initial and Surplus Security Agreements. Shares held in escrow are included in both issued and outstanding shares.

6.2 Related Party Transactions

The Company considers its related parties to consist of key members or former members of its management personnel (including all officers and directors), their close family members, and companies controlled or significantly influenced by such individuals; and reporting shareholders and their affiliates which may exert significant influence over the Company’s activities, as detailed below:

(i)	Beijing Donia Resources Co. Ltd. (“Beijing Donia”) is a Chinese private company that owns 35.3% of the Company’s common shares and 76.3% of its warrants as of March 31, 2013.

(ii)	Sino Minerals Corp. (“Sino Canada”) is a Canadian subsidiary of Beijing Donia.

(iii)	Sinotech Mineral Exploration Co. Ltd. (“SMEC”) is a Chinese private company and the parent company of Beijing Donia.

(iv)	Sinotech Mineral Exploration Chile Limitada (“Sinotech Chile”) is a Chilean private company and subsidiary of SMEC.

(v)	SinoTech (Hong Kong) Corporation Limited (“Sinotech Hong Kong”) is a Hong Kong private company and subsidiary of SMEC.

(vi)	Keystone Associates (“Keystone”) is owned by a current director and provides consulting services, including property evaluation, office support and office space.

(vii)

Senior officers – The former President, Vice-President & former Interim Chief Financial Officer and the current Chief Financial Officer provide their respective services to the Company through their personal service corporations, pursuant to their fee-for-services contract with the Company.

(viii)	Directors - The Company pays quarterly fees to its directors for participating in board and committee meetings.

Below is a summary of the related party transactions for the three-month periods ended March 31, 2013 and 2012:

	2013	2012

Exploration and evaluation expenditures
Keystone Associates	$9,800	$-
	9,800	-

Administrative Expenditures
Management fees – officers	33,337	55,500
Directors’ fees	4,000	25,500
Keystone Associates	12,802	17,539
	50,139	98,539

Total Expenditures	$59,939	$98,539

13

6.2 Related Party Transactions (Continued)

During the last quarter of 2012, Beijing Donia incurred $345,526 of exploration and evaluation expenses in respect of the Coxheath and Pick Lake Properties, on Beijing Donia’s initiative and at no cost to the Company. These costs were included as exploration and evaluation expenditures and as contributed surplus, in the December 31, 2012 consolidated financial statements. In addition, during the year ended December 31, 2012, Beijing Donia committed to a $261,642 contribution of capital to the Company by reimbursing the Company for certain exploration and evaluation expenditures spent during the year, received as $252,307 of cash in 2013 and $9,335 of cash in 2012, which was recorded as contributed surplus in the December 31, 2012 consolidated financial statements.

In 2013, Beijing Donia has not incurred any exploration or evaluation expenses on the Company’s mining properties, nor has it made any additional commitment to reimburse the Company for any exploration or evaluation expenses.

Below is a summary of amounts owed by or to related parties as at March 31, 2013, December 31, 2012 and January 1, 2012:

Receivables or payables in the consolidated	March 31,	December 31,	January 1,
statements of financial position	2013	2012	2012

Receivables
Due from officer	$-	$-	$243
Due from Beijing Donia – paid April 1st	252,307	252,307	-
Due from Chile Vendor	-	962,136	-
	$252,307	$1,214,433	$243
Payables
Due to directors and officers	$1,000	$5,493	$25,839
Due to Keystone Associates	-	-	941
Due to SMEC and its subsidiaries	62,000	62,000	128,988
Total	$67,493	$67,493	$155,768

6.3 Financial Instruments

The Company’s financial instruments consist of cash (classified as loans and receivables), cash equivalents (classified as financial assets at fair value through profit or loss), amounts receivable (classified as loans and receivables) and trade and other payables (classified as other financial liabilities).

As at March 31, 2013, the carrying values and fair values of the Company’s financial instruments are approximately the same.

As at March 31, 2013, there are $2,500 of GIC’s in cash equivalents compared to $2,500 as at December 31, 2012 and $535,193 as at January 1, 2012; bearing interest at nominal rates of interest and cashable at any time. The Company has not used any hedging or financial derivatives.

6.4 Commitments and Contingencies Environmental Contingencies

The Company’s exploration activities are subject to various federal, provincial and international laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations and has made, and expects to make in the future, appropriate expenditures to comply with such laws and regulations.

14